Exhibit (c)(2)

AUGUST 2003	Project Donatello

Confidential	Presentation to the Board of Directors

Houlihan Lokey Howard & Zukin Financial Advisors 7635 Third Avenue, 15th Floor New York, New York 10017 212-497-4100 www.hlhz.com	1750 Tysons Boulevard, Suite 650 McLean, Virginia 22102 703-847-5225

New York	Los Angeles	Chicago	San Francisco	Washington, D.C.	Minneapolis	Dallas	Atlanta	London

Table of Contents

Tab
Executive Summary	1
Valuation Analysis	2

Appendices
Company Background	A
Valuation Support	B
Acquisition of Minority Interest Summary	C
Going Private Study Summary	D
Self-Tender Transactions	E
Tier 1 – Small Diversified IT Services Companies	F
Tier 2 – Large Diversified IT Services Companies	G

Executive Summary

Executive Summary

SCOPE OF ENGAGEMENT

•	It is our understanding that Donatello (or the “Company”) is considering offering to tender (the “Tender”) for its shares not presently owned by Terrapin Partners Subsidiary LLC or Cecile Barker (the “Public Shares”). Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) has been retained by the Board of Directors of the Company to complete an analysis as to an appropriate price for the Tender.

Executive Summary

BACKGROUND & CONTEXT

•	Donatello, incorporated in March 1996, was spun off from Donatello Corporation in April 1996 and began trading publicly on October 22, 1997. Donatello is currently traded on the Nasdaq National Market.

•	Donatello is currently trading at market multiples significantly below the range of comparable publicly traded companies:

Current Valuation Multiples*

($ in thousands, except per shares)

		Median Multiples
	Donatello	Tier I	Tier 2
Current Market Capitalization	$48,744.2	NA	NA
Current Enterprise Value (“EV”)	$47,959.2	NA	NA
EV / Revenue	0.27x	0.55x	0.86x
EV/Adj. EBITDA	4.5x	8.2x	7.0x
EV / Reported EB1TDA	8.0x	NA	NA

*	Based on pricing as of August 5, 2003.

•	Approximately 52% of the fully diluted shares of Donatello are held by Terrapin Partners and its affiliates. Terrapin Partners agreed, at the time of its initial acquisition of Donatello shares in October 2001, to grant certain rights to the Public Shares through a Stockholders Agreement.

•	Donatello has a relatively low public float and daily trading volume. In addition, the Company does not have any current equity research coverage.

Executive Summary

BACKGROUND & CONTEXT (CONTINUED)

•	The Donatello business model inherently has a high risk profile relative to other industry participants due to several factors:

•	Donatello experienced operational challenges in 2001 and 2002, while management believes that these have been substantially mitigated, supported by Ql and Q2 2003 results, long term performance expectations remain questionable.

•	The Company participates in an industry that has experienced tremendous downward pressure due to a cautionary IT spending environment, worldwide economic concerns and tightly controlled IT budgets. The main exception to this is found in companies that service the government sector.

•	Customer concentration.

•	Contract concentration.

•	Outdated healthcare technology platform.

•	Short terms of current management team.

•	The successful migration of the MC400 software package to JAVA has a significant impact on the Company’s future revenue and earnings prospects.

Executive Summary

TRANSACTION CONSIDERATIONS

•	The Tender provides several advantages to the minority shareholders of Donatello:

•	An opportunity for public shareholders to liquidate their equity interest at a fair price.

•	Structure of Tender will require majority vote of the minority public shareholders.

•	We understand that the Board may have a fiduciary responsibility to consider any competing bids after the tender is announced.

•	Allow minority shareholders to exit at a time when the company will be experiencing higher costs of being a public company (Sarbanes-Oxley) without any realizable advantages.

•	The Company has not solicited outside indications of interest from strategic or financial buyers for an acquisition of the Company.

•	Independent Committee and selling shareholders should consider past/future alternatives, business execution risks, liquidity and valuation.

•	Independent Committee’s financial advisor may be focused on valuation levels of comparable companies, acquisition multiples and implied premiums.

•	Existing public pricing, trading volume, float and qualitative considerations for Donatello stock will be critical components of value assessment.

Executive Summary

COMPONENTS OF ANALYSIS

•	In determining a range of value for the Tender, Houlihan Lokey has developed several indications of value including:

•	Implied multiples of publicly traded comparable companies (“Market Multiple Approach”).

•	Implied multiples of comparable merged or acquired companies (“M&A Transaction Approach”).

•	Discounted cash flow analysis on (i) an IT and Healthcare growth scenario and (ii) on an IT growth and Healthcare steady-state scenario (“Discounted Cash Flow Approach”).

•	Leveraged Buyout Approach.

•	Premiums paid in a variety of transaction types of greater or lesser applicability (“Control Premium Approach”), including:

•	“Going Private” transactions,

•	Acquisitions of minority interests by control shareholders, and

•	Control premiums paid in 100% acquisitions of IT-related companies (SIC Code 737*).

Executive Summary

PRELIMINARY VALUATION RANGE

USING EIGHT DIFFERENT VALUATION INDICATIONS, HOULIHAN LOKEY CONCLUDES AN EQUITY VALUE PER SHARE OF DONATELLO OF APPROXIMATELY $2.68 TO $3.08 (WEIGHTED RANGE) AND $2.84 TO $3.24 (EQUALLY WEIGHTED RANGE).

Executive Summary

IMPLIED VALUE ANALYSIS

		Weighted Value Range			Equally Weighted Value Range
($ in thousands, except per share values)		Low		High	Low		High

Per Share Value Range		$2.68	—	$3.08	$2.84	—	$3.24

Implied Market Capitalization Range		$46,953	—	$54,035	$49,769	—	$56,870
Implied Enterprise Value Range		$46,138	—	$53,220	$48,954	—	$56,055

Premium to Trading Values
1-day	$2.78	-3.7%	—	10.8%	2.0%	—	16.6%
5-day Average	$2.86	-6.6%	—	7.5%	-1.0%	—	13.1%
20-day Average	$2.74	-2.3%	—	12.5%	3.6%	—	18.4%

Implied Multiples	Rep Level
EV / Revenue	$176,623	0.26 x	—	0.30 x	0.28 x	—	0.32 x
EV / LTM Adj. EBITDA	10,592	4.4 x	—	5.0 x	4.6 x	—	5.3 x
EV / LTM Reported EBITDA	5,967	7.7 x	—	8.9 x	8.2 x	—	9.4 x
EV / NFY Adj. EBITDA	10,733	4.3 x	—	5.0 x	4.6 x	—	5.2 x
EV / NFY+1 Adj. EBITDA	12,212	3.8 x	—	4.4 x	4.0 x	—	4.6 x

Premium to Trading Multiples
EV / LTM Revenue	0.27 x	-3.8%	—	11.0%	2.1%	—	16.9%
EV / Adj. LTM EBITDA	4.4 x	-1.0%	—	14.2%	5.0%	—	20.3%
EV / Reported LTM EBITDA	8.0 x	-3.8%	—	11.0%	2.1%	—	16.9%
EV / NFY Adj. EBITDA	5.3 x	-19.0%	—	-6.6%	-14.1%	—	-1.6%
EV / NFY+1 Adj. EBITDA	4.7 x	-19.0%	—	-6.6%	-14.1%	—	-1.6%

Executive Summary

SUMMARY OBSERVATIONS

•	An appropriate price may or may not include a premium to current trading values due to aspects of control inherent in the Tender for the Company’s stock not currently held by Terrapin Partners. We note that the price should not reflect a full control premium, but rather a partial premium reflective of the restricting terms of the Stockholders Agreement. Furthermore, the ability of a third party to achieve control is limited by the existence of Terrapin’s ownership block.

•	Existing Stockholders Agreement executed by Terrapin Partners, while requiring a vote of a majority of the minority and the formation of a Special Committee (which, in turn, may hire its own financial advisors), also:

•	Expires in 14 months, and

•	Requires actions that, as a practical matter, would probably have been taken, even in the absence of the Stockholders Agreement.

•	Transaction pricing should reflect the possibility of achieving liquidity through other strategic alternatives.

•	Any investor must assess:

•	Historical “non-recurring” expenses to estimate the Company’s true earnings capacity, and

•	The execution risks associated with potential growth.

•	Announcement of the acquisition may trigger outside interest.

Valuation Analysis

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Valuation Analysis

COMPANY CONSIDERATIONS

•	The Company has experienced a five-year compounded annual growth rate in revenue of 10.2% and has managed to build a strong franchise despite the recent prolonged economic downturn and resulting decrease in commercial IT services spending.

•	Adjusted EBITDA growth has compounded annually from 1999 to 2002 at a rate of 22%, which is evidence of Donatello’s ability to deliver sound base cash flow generation after excluding non-recurring, extraordinary expenses and gains.

•	Donatello experienced issues that had significant negative impacts on FY 2001 and FY 2002 financial performance.

•	Writing off of several business investments and Siebel software licensing agreement in 2001.

•	Turnover in senior management at the corporate level and in the Managed IT and Healthcare IT businesses.

•	Inability to meet implementation requirements related to high volume of MC 400 license sales in late 2001 and early 2002.

•	Donatello has not been successful to date in diversifying its Managed IT customer base – IBM represented 74.0% and 69.2% of revenue in FY 2002 and FY 2001, respectively.

•	FY 2003 forecast was revised from $200.9 million in revenue down to $180.4 million in revenue as a result of the Company’s inability to generate new business.

•	Major risk elements of Donatello’s business include:

•	Development of new business and the diversification of the Managed IT solutions customer base.

•	Currency translation risk as a result of the Company’s substantial Canadian presence.

•	Migration of MC400 Healthcare software to JAVA platform.

Valuation Analysis

HISTORICAL OPERATING RESULTS: ADJUSTMENTS DETAIL

(figures in thousands)

	Fiscal Year Ended December 31,				LTM Ended 6/30/03
	1999	2000	2001	2002
Operating One-Time Charges/(Gains)	0	0	0	0	0
Non-Operating Recurring Expenses/(Income)	(186)	271	328	158	251
(Gain) / Loss on Prepaid Software licenses	0	0	5,085	(1,418)	0
Access Health A/R Write-off	0	0	1,652	0	0
Severance and Other Termination Costs	0	0	0	2,165	826
Interest Write-off	0	0	0	382	382
Lawson Implementation	0	0	0	777	495
Recruiting and Relocation – Executive Team	0		0	90	255
Healthcare Adjustments	0	0	0	3,293	2,418
Write-down of Impaired Assets	0	0	3,308	0	0
Private Company Savings	500	500	500	500	500

Total Adjustments	$686	$229	$10,217	$5,631	$4,625

•	Donatello experienced substantial non-recurring costs in FY 2001 and FY 2002 as a result of reducing headcount, hiring a new management team, writing off several e-business investments, and experiencing implementation issues related to MC 400 license sales.

•	Adjustments include $500,000 of net savings assuming the Company has gone private and no longer carries expenses associated with public listing requirements.

•	Adjustments provided to Houlihan Lokey by the Company have not all been disclosed through the Company’s SEC filings.

•	Investors may not give full credit for all “non-recurring” expenses as they appear to occur consistently.

Valuation Analysis

INDUSTRY CONSIDERATIONS

• General economic downturn continues to undermine confidence and drive cost-cutting for discretionary IT expenditures.
• Significant pricing pressure across all commercial segments due to increasing competition among new market entrants and growing international competitors.
• Valuation multiples remain considerably lower across all sectors, but continue to be more favorably priced relative to the broader technology indices.
• Favorable pricing to companies operating in healthier vertical markets such as financial services.

•      Larger players offering a diversified portfolio of high-end services including business process outsourcing, professional staffing, information technology consulting and systems integration dominate the industry.

• Characterized by under performing companies selling at discounts, being taken private by management groups and other investors.

•      Long-term service contracts offer little safety, as they can be terminated on short notice, and most companies operating with little to no meaningful backlog. Long-term relationships and constant attention to new technology creates growth and business opportunities.

* *

• IT Management
• Operational services, applications management, and help-desk management continue to experience healthy growth rates.
• Outsourcing
• Cost efficiencies involving consolidation and standardization of IT assets drove many of this year’s IT outsourcing contracts.
• Consolidation among service venders such as HP/Compaq and IBM/PWC.
• Discrete IT Services
• Declining demand coupled with significant pricing pressure and aggressive foreign competition.

Valuation Analysis

RECENT DONATELLO TRADING ANALYSIS

Valuation Analysis

RECENT DONATELLO TRADING ANALYSIS (CONTINUED)

	Date	Price	Run-up (1)	Date	Volume
Most Recent Close	8/5/03	$2.78	NA	8/5/03	11,360
5-Day Average		$2.86	-3.0%		19,985
30-Day Average		$2.64	5.1%		21,580
60-Day Average		$2.40	15.8%		24,951
90-Day Average		$2.18	27.3%		23,071

Q2 2003 Average		$1.75	58.8%		14,627
Ql 2003 Average		$1.59	74.5%		8,338
Q4 2002 Average		$1.66	67.5%		12,872
Q3 2002 Average		$1.62	71.1%		17,045
Q2 2002 Average		$1.83	52.2%		23,959
Ql 2002 Average		$2.36	17.9%		55,523
Q4 2001 Average		$1.96	41.9%		86,430

Unaffected Donatello Share Price		$1.75
52 Week High	8/1/03	$3.03	-8.3%	7/15/03	145,100
52 Week Low	8/6/02	$1.17	137.5%	7/10/03	—

2 Year High	7/31/03	$3.03	-8.3%	12/7/01	642,700
2 Year Low	9/27/01	$0.87	219.4%	7/9/03	—

Shares Outstanding(2)	6/30/03	17,551
Public Float (3)	8/5/03	8,210
Public Float/Shares Outstanding		46.8%

(1)	Most recent closing price versus average trading prices.

(2)	Fully-diluted shares outstanding from 6/30/03 draft 10-Q.

(3)	Source: Bloomberg

Valuation Analysis

DONATELLO VERSUS COMPARABLES: PRICE PERFORMANCE

WITHIN THE PAST 30 DAYS, DONATELLO HAS EXPERIENCED A STRONG UPSURGE IN ITS STOCK PRICE RELATIVE TO ITS PEERS

Valuation Analysis

VALUATION SUMMARY

(figures in thousands, except per share values)

Enterprise Value Indication from Operations	Enterprise Values from Operations			Implied Equity Value per Share (1)
Market Approach	Low		High	Low		High
Market Multiple Approach (2)	$55,300	—	$66,500	$3.20	—	$3.84
Comparable M&A Transaction Approach	$55,070	—	$61,820	$3.18	—	$3.57
Control Premium Approach — 2nd Quarter Pricing	$36,790	—	$40,300	$2.14	—	$2.34
Control Premium Approach — Latest 90-day Average Pricing	$46,010	—	$49,520	$2.67	—	$2.87
Control Premium Approach — 8/5/2003 Price Close	$59,960	—	$63,470	$3.46	—	$3.66
Leveraged Buyout Approach	$48,300	—	$59,030	$2.80	—	$3.41

Income Approach
DCF Approach — IT and Healthcare Growth Case	$55,100	—	$65,100	$3.19	—	$3.76
DCF Approach — IT Growth and Heathcare Steady-State Case	$35,100	—	$42,700	$2.05	—	$2.48

Equally Weighted Equity Value per Share				$2.84	—	$3.24
Weighted Equity Value per Share				$2.68	—	$3.08

Footnotes:

(1)	Number of Shares Outstanding (in thousands): 17,551

(2)	Includes a Control Premium of 10.0%.

Valuation Analysis

MARKET MULTIPLE APPROACH

(figures in thousands)

	Representative Level	Selected Multiple Range			Indicated Enterprise Value Range
LTM
Revenues	$176,623	0.30x	—	0.40x	$52,987	—	$70,649
EBITDA	$10,592	5.0 x	—	6.0 x	$52,960	—	$63,552
EBIT	$6,839	8.0 x	—	9.0 x	$54,712	—	$61,551

NFY
EBITDA	$10,733	4.5 x	—	5.5 x	$48,301	—	$59,034
EBIT	$7,303	7.0 x	—	8.0 x	$51,124	—	$58,428

NFY + 1
EBITDA	$12,212	4.0 x	—	5.0 x	$48,847	—	$61,059
EBIT	$9,710	5.0 x	—	6.0 x	$48,551	—	$58,261

3-Year Average
Revenues	$168,926	0.30x	—	0.40x	$50,678	—	$67,571
EBITDA	$9,734	5.0 x	—	6.0 x	$48,672	—	$58,406
EBIT	$5,637	8.5 x	—	9.5 x	$47,917	—	$53,555

Selected Enterprise Value Range, on a Minority Interest Basis					$51,100	—	$61,200
Less: Total Interest-Bearing Debt					$8,653	—	$8,653
Less: Preferred Stock					$0	—	$0

Aggregate Value of Minority Interest, as if Marketable					$42,447	—	$52,547
Add: Conrol Premium @ 10.0% (1)					4,245	—	5,255

Value of Total Equity, on a Controlling Interest Basis					$46,692	—	$57,802
Add: Total Interest-Bearing Debt					$8,653	—	$8,653
Add: Preferred Stock					$0	—	$0

Enterprise Value Range, on a Controlling Interest Basis					$55,300	—	$66,500
Implied Equity Value per share					$3.20		$3.84

Footnotes:

(1)	Reflects a discounts for micro cap and customer concentration risks

•	Multiple selection is generally at the low end of market evidence.

•	The selected control premium of 10% reflects market control premium evidence discounted due to Donatello’s company-specific risk profile related to its small market capitalization and reliance on one major customer.

Valuation Analysis

RISK ANALYSIS RANKINGS: TIER 1 COMPARABLES

Size
(Revenue, thousands)

CDI Corp	$1,097,446.0
American Management Systems Inc.	$942,551.0
Keane Inc.	$834,055.0
Maximus Inc	$530,529.0
Analysts International Corp.	$397,517.0
Covansys Corp	$390,426.0
Computer Task Group Inc.	$253,633.9
Computer Horizons Corp.	$278,149.0
Donatello	$176,623.0
Tier Technologies Inc.	$143,359.0

Historical Growth
(2-Year EBITDA)

Tier Technologies Inc.	35.8%
Donatello	30.6%
Maximus Inc.	8.0%
Computer Task Group Inc.	-1.7%
Keane Inc	-8.0%
American Management Systems Inc.	-13.1%
CDI Corp	-23.6%
Analysts International Corp.	-46.1%
Computer Horizons Corp.	NMF
Covansys Corp.	NMF

Profitability
(EBITDA to Revenue)

Tier Technologies Inc.	14.2%
Maximus Inc.	13.7%
American Management Systems Inc.	9.2%
Keane Inc.	7.3%
Donatello(1)	6.0%
Covansys Corp	5.3%
CDI Corp.	4.6%
Computer Task Group Inc.	2.5%
Analysts International Corp.	0.7%
Computer Horizons Corp.	-0.6%

Size
(Enterprise Value, thousands)

Keane Inc.	$896,025.9
Maximus Inc.	$547,385.8
American Management Systems Inc.	$521,918.6
CDI Corp.	$413,973.6
Covansys Corp.	$214,627.2
Tier Technologies Inc.	$124,596.9
Computer Task Group Inc.	$78,480.5
Computer Horizons Corp.	$53,819.7
Analysts International Corp.	$50,708.0
Donatello	$47,959.2

Historical Growth
(1-Year EBITDA)

Computer Horizons Corp.	NMF
CDI Corp	65.7%
Covansys Corp.	59.3%
Tier Technologies Inc.	22.2%
Donatello	4.0%
Keane Inc.	-1.4%
Maximus Inc.	-6.7%
American Management Systems Inc.	-11.7%
Computer Task Group Inc.	-12.2%
Analysts International Corp.	-69.3%

Relative Depreciation
(Depreciation to EBITDA)

Analysts International Corp.	175.3%
Covansys Corp.	80.7%
Computer Task Group Inc.	59.6%
American Management Systems Inc.	50.4%
Keane Inc.	46.2%
Tier Technologies Inc.	4.17%
Donatello	35.4%
CDI Corp.	29.9%
Maximus Inc.	13.2%
Computer Horizons Corp.	-282.5%

Historical Growth
(2-Year Revenue)

Maximus Inc.	14.0%
Tier Technologies Inc.	10.6%
Donatello	9.5%
Keane Inc.	0.1%
Covansys Corp.	-4.5%
American Management Systems Inc.	-12.2%
Analysts International Corp.	-12.7%
Computer Task Group Inc.	-13.9%
CDI Corp.	-16.5%
Computer Horizons Corp.	-18.3%

Projected Growth
(1-Year EBITDA)

Keane Inc.	NMF
Computer Task Group Inc.	NMF
Computer Horizons Corp	NMF
Covansys Corp.	NMF
Analysts International Corp.	NMF
Tier Technologies Inc.	39.4%
CDI Corp.	32.4%
Donatello	13.1%
Maximus Inc.	-10.8%
American Management Systems Inc.	-15.6%

Internal Investment
(Capital Expenditures to Revenue

American Management Systems Inc.	5.1%
Covansys Corp.	3.5%
Tier Technologies Inc.	1.7%
Maximus Inc.	1.3%
Computer Horizons Corp.	1.2%
CDI Corp.	1.2%
Keane Inc.	1.0%
Donatello	0.8%
Computer Task Group Inc.	0.7%
Analysts International Corp.	0.3%

Historical Growth
(1-Year Revenue)

Keane Inc.	12.1%
Tier Technologies Inc.	6.6%
Maximus Inc.	6.5%
Donatello	2.4%
Covansys Corp.	-5.4%
Computer Task Group Inc.	-15.7%
American Management Systems Inc.	-16.6%
CDI Corp.	-19.8%
Analysts International Corp.	-22.8%
Computer Horizons Corp.	-25.9%

Projected Growth
(5-Year EPS)

CDI Corp.	15.0%
Donatello	NA
Computer Task Group Inc.	NA
Analysts International Corp.	NA
Keane Inc.	16.3%
American Management Systems Inc.	13.0%
Maximus Inc.	11.8%
Computer Horizons Corp.	NA
Covansys Corp.	10.0%
Tier Technologies Inc.	13.0%

Liquidity
(Current Ratio)

Maximus Inc.	4.4
Covansys Corp.	4.0
Tier Technologies Inc.	3.7
Computer Horizons Corp.	3.6
Keane Inc.	3.0
CDI Corp.	2.9
American Management Systems Inc.	2.8
Analysts International Corp.	2.1
Donatello	1.7
Computer Task Group Inc.	1.6

(1)	As adjusted. Without adjustments, EBITDA margin would be 3.4%.

Valuation Analysis

RISK ANALYSIS RANKINGS: TIER 2 COMPARABLES

Size
(Revenue, thousands)

Electronic Data Systems Corp.	$21,731,000.0
Computer Sciences Corp	$11,346,500.0
Affiliated Computer Services Inc.	$3,787,206.0
Perot Systems Corp	$1,371,643.0
Donatello	$176,623.0

Historical Growth
(2-Year EBITDA)

Affiliated Computer Services Inc.	42 9%
Donatello	30.6%
Perot Systems Corp.	28.2%
Computer Sciences Corp.	11.1%
Electronic Data Systems Corp	6.2%

Profitability
(EBITDA to Revenue)

Affiliated Computer Services Inc.	17.8%
Computer Sciences Corp.	14.2%
Electronic Data Systems Corp.	11.8%
Perot Systems Corp.	10.9%
Donatello(1)	6.0%

Size
(Enterprise Value, thousands)

Electronic Data Systems Corp.	$14,626,094.5
Computer Sciences Corp.	$9,683,018.7
Affiliated Computer Services Inc	$7,076,524.7
Perot Systems Corp.	$1,189,815.9
Donatello	$47,959.2

Historical Growth
(1-Year EBITDA)

Perot Systems Corp	57.7%
Affiliated Computer Services Inc.	31.8%
Computer Sciences Corp.	7.5%
Donatello	4.0%
Electronic Data Systems Corp	-9.4%

Relative Depreciation
(Depreciation to EBITDA)

Electronic Data Systems Corp.	60.4%
Computer Sciences Corp.	53.3%
Donatello	35.4%
Perot Systems Corp.	25.6%
Affiliated Computer Services Inc.	22.9%

Historical Growth
(2-Year Revenue)

Affiliated Computer Services Inc.	35.5%
Perot Systems Corp.	9.7%
Donatello	9.5%
Electronic Data Systems Corp.	6.8%
Computer Sciences Corp.	4.0%

Projected Growth
(1-Year EBITDA)

Computer Sciences Corp	19.2%
Affiliated Computer Services Inc.	17.8%
Donatello	13.1%
Perot Systems Corp.	-11.1%
Electronic Data Systems Corp.	-19.1%

Internal Investment
(Capital Expenditures to Revenue)

Computer Sciences Corp.	5.6%
Affiliated Computer Services Inc.	3.8%
Electronic Data Systems Corp.	3.4%
Perot Systems Corp.	1.9%
Donatello	0.8%

Historical Growth
(1-Year Revenue)

Affiliated Computer Services Inc.	23.6%
Perot Systems Corp.	10.6%
Donatello	2.4%
Electronic Data Systems Corp.	1.7%
Computer Sciences Corp.	-0.3%

Projected Growth
(5-Year EPS)

Donatello	NA
Affiliated Computer Services Inc.	17.9%
Perot Systems Corp.	15.1%
Computer Sciences Corp.	10.9%
Electronic Data Systems Corp.	10.4%

Liquidity
(Current Ratio)

Perot Systems Corp.	2.3
Electronic Data Systems Corp.	1.9
Affiliated Computer Services Inc.	1.8
Donatello	1.7
Computer Sciences Corp.	1.4

(1)	As adjusted. Without adjustments, EBITDA margin would be 3.4%.

Valuation Analysis

RELATIVE RISK ANALYSIS

•	Using qualitative and quantitative barometers, it is clear that risk is greater in smaller companies offering low-end products/services than in larger companies offering high-end, diversified products/services.

•	Donatello carries substantial risks relative to its peers due to:

•	Simpler, lower-end products and services;

•	Highly concentrated customer base; and

•	Commercial segment revenue experiencing downward price pressure as evidenced by the reduction of staff on certain key contracts.

•	We believe that these qualitative factors make Donatello riskier than the IT market and therefore deserving of a lower valuation.

Valuation Analysis

COMPARABLE COMPANY ANALYST COVERAGE AND SELECTED OWNERSHIP INFORMATION

		Recommendations			Insider Ownership	Institutional Ownership
	Coverage Firms	Buy	Hold	Sell
Tier 1
American Management Systems	3	0%	100%	0%	1%	72%
Analysts International Corp.	NA	NA	NA	NA	15%	45%
CDI Corp.	3	0%	67%	33%	39%	50%
Computer Horizons Corp.	1	0%	100%	0%	5%	44%
Computer Task Group Inc.	NA	NA	NA	NA	22%	48%
Covansys Corp.	2	100%	0%	0%	33%	37%
Keane, Inc.	12	0%	58%	42%	23%	61%
Maximus, Inc.	8	13%	75%	13%	13%	NA
Tier Technologies, Inc.	6	17%	67%	17%	5%	97%

Mean	5	18%	67%	15%	17%	57%
Median	3	0%	67%	13%	15%	49%

Tier 2
Affiliated Computer Services Inc.	25	80%	20%	0%	3%	98%
Computer Sciences Corp.	21	52%	33%	14%	5%	81%
Electronic Data Systems Corp.	29	17%	45%	38%	0%	88%
Perot Systems Corp.	10	10%	80%	10%	31%	38%

Mean	21	40%	45%	16%	10%	76%
Median	23	35%	39%	12%	4%	85%

Donatello	NA	NA	NA	NA	52%	11%

Source: Bloomberg/WSI

Valuation Analysis

M&A TRANSACTION APPROACH

(figures in thousands)

LTM	Representative Level	Selected Multiple Range			Indicated Enterprise Value Range
Revenues	$176,623	0.30 x	—	0.35 x	$52,987	—	$61,818
EBITDA	$10,592	6.0 x	—	7.0 x	$63,552	—	$74,144
EBIT	$6,839	NMF	—	NMF	NMF	—	NMF
Total Assets (1)	$61,185	0.90 x	—	1.00 x	$55,067	—	$61,185

Enterprise Value Range, on a Controlling Interest Basis					$55,067	—	$61,818

Implied Equity Value per Share Range					$3.18	—	$3.57

Footnotes:

(1)	Net of Cash & Cash Equivalents

•	Comparable transaction evidence reflects targets that carry a similar risk profile to Donatello. There has been a lack of comparable transactions in the commercial IT space with relevant disclosed valuation metrics in the last two years.

•	The commercial IT services industry has been characterized by under-performing companies sold at discounts and taken private by management groups and other investors.

•	For comparative purposes, Federal IT services transactions are illustrative of acquisitions of companies with similar product offerings to Donatello, but with different profitability and revenue growth prospects. Consolidation in this space has been more prevalent than in the purely commercial IT arena and has demonstrated trailing cash flow multiples of 7 to 8 times.

Valuation Analysis

DISCOUNTED CASH FLOW APPROACH: IT AND HEALTHCARE GROWTH CASE

(figures in thousands)

	Projected Fiscal Year Ending December 31,
	2003(1)	2004	2005	2006	2007
Revenue	$180,135	$200,444	$214,954	$231,734	$252,313
EBIT	$2,835	$9,210	$10,555	$12,372	$15,138
Less: Taxes	1,134	3,684	4,222	4,949	6,055

Debt-Free Earnings	$1,701	$5,526	$6,333	$7,423	$9,083
Less: Capital Expenditures	(396)	(2,000)	(2,000)	(2,000)	(2,000)
Less: Net Working Capital Requirements	73	(606)	(429)	(1,169)	(1,504)
Add: Depreciation and Amortization	1,429	2,502	2,053	2,204	2,013

Total Net Investment	$1,106	($104)	($376)	($966)	($1,492)

Net Debt-Free Cash Flows:	$2,807	$5,422	$5,957	$6,457	$7,591
Discount Period	0.21	0.92	1.92	2.92	3.92
Discount Factor @ 21.0%	0.96	0.84	0.69	0.57	0.47

Present Value of Net Debt-Free Cash Flows:	$2,698	$4,553	$4,134	$3,703	$3,598

Sensitivity Analysis: Enterprise Value

	Terminal Multiple
Discount Rate	4.0 x	4.5 x	5.0 x	5.5 x	6.0 x
19.0%	$51,146	$55,123	$59,100	$63,078	$67,055
20.0%	$52,690	$56,819	$60,947	$65,075	$69,204
21.0%	$52,690	$56,819	$60,947	$65,075	$69,204
22.0%	$51,146	$55,123	$59,100	$63,078	$67,055
23.0%	$48,247	$51,942	$55,637	$59,332	$63,027

Range of Selected Enterprise Values	$55,100	—	$65,100

Range of Implied Equity Values per Share	$3.19	—	$3.76

DCF Assumptions

Discount Rate	21.0%
Tax Rate	40.0%
Terminal Value Assumptions

Terminal EBITDA (2007)	$17,151
Terminal Multiple	5.0	x

Terminal Value	$85,756
Discount Period	4.42
Discount Factor @ 21.0%	0.43

PV of Terminal Value	$36,951
Distribution of Value

Period Cash Flow	30.7%
Terminal Cash Flow	60.6%

Total	91.3%
Implied Analyses

LTM EBITDA Multiple	5.7	x
NFY EBITDA Multiple	5.6	x
Implied Gordon Growth Rate	11.2%

(1)	Represents August – December Cash Flows.

•	Discounted cash flow analysis is based on five-year projections that have been provided by the Company.

•	Discount rate reflects execution risk and the company’s customer concentration.

Valuation Analysis

DISCOUNTED CASH FLOW APPROACH: IT GROWTH AND HEALTHCARE STEADY-STATE CASE

(figures in thousands)

	Projected Fiscal Year Ending December 31,
	2003(1)	2004	2005	2006	2007
EBIT	$2,835	$5,147	$6,296	$6,982	$8,459
Less: Taxes	1,134	2,059	2,518	2,793	3,384

Debt-Free Earnings	$1,701	$3,088	$3,778	$4,189	$5,075
Less: Capital Expenditures	(396)	(2,000)	(2,000)	(2,000)	(2,000)
Less: Net Working Capital Requirements	73	(372)	(152)	(816)	(1,110)
Add: Depreciation and Amortization	1,429	2,502	2,053	2,204	2,013

Total Net Investment	$1,106	$129	($99)	($612)	($1,097)

Net Debt-Free Cash Flows:	$2,807	$3,217	$3,679	$3,577	$3,978
Discount Period	0.21	0.92	1.92	2.92	3.92
Discount Factor @ 17.0%	0.97	0.87	0.74	0.63	0.54

Present Value of Net Debt-Free Cash Flows:	$2,717	$2,786	$2,723	$2,263	$2,151

Sensitivity Analysis: Enterprise Value

	Terminal Multiple
Discount Rate	4.0 x	4.5 x	5.0 x	5.5 x	6.0 x
15.0%	$35,646	$38,470	$41,295	$44,119	$46,943
16.0%	$34,589	$37,307	$40,025	$42,744	$45,462
17.0%	$33,577	$36,194	$38,811	$41,428	$44,046
18.0%	$32,608	$35,128	$37,649	$40,170	$42,690
19.0%	$31,680	$34,108	$36,537	$38,965	$41,393

Range of Selected Enterprise Values	$35,100	—	$42,700

Range of Implied Equity Values per Share	$2.05		$2.48

DCF Assumptions

Discount Rate	17.0%
Tax Rate	40.0%

Terminal Value Assumptions

Terminal EBITDA (2007)	$10,472
Terminal Multiple	5.0	x

Terminal Value	$52,359
Discount Period	4.42
Discount Factor @ 17.0%	0.50

PV of Terminal Value	$26,172

Distribution of Value

Period Cash Flow	32.6%
Terminal Cash Flow	67.4%

Total	100.0%

Implied Analyses

LTM EBITDA Multiple	3.9	x
NFY EBITDA Multiple	3.8	x
Implied Gordon Growth Rate	8.7%

(1)	Represents August - December Cash Flows.

•	The forecast used in this analysis is based on Management’s growth expectations with respect to the Managed IT solutions business, with an assumption that the Java-based Healthcare IT solutions software business does not contribute to operating income beginning in 2004 and continuing thereafter.

Valuation Analysis

LEVERAGED BUYOUT APPROACH

($thousands; except per share values)

Valuation	Low		High
Shares Outstanding	17,551	—	17,551

Implied Offer Price	$2.80	—	$3.41
Implied Equity Value	$49,116	—	$59,849

Plus: Debt	$8,653	—	$8,653
Less: Cash	$9,468	—	$9,468

Enterprise Value	$48,301	—	$59,034

Adjusted EBITDA	$10,733	—	$10,733
Transaction Multiple	4.5 x	—	5.5 x

Sources(1)		% of Sources	Five Year IRR	Total Debt to EBITDA
Revolver	$1,818	2.8%	3.5%	0.2x
Term Debt A	$10,000	15.6%	5.0%	1.1x
Term Debt B	$0	0.0%	5.5%	1.1x
Sub Debt 1	$15,000	23.4%	16.7%	2.5x
Existing Cash	$9,468	14.8%	2.0%	NA
Equity (Insider) Rollover	$27,786	43.4%	19.7%	NA

Total Sources	$64,072	100.0%		2.5x

Assumptions
Adjusted EBITDA Multiple Range	4.5x - 5.5x
Exit EBITDA Multiple	5.5x - 6.5x
Projected Performance	Company provided adjusted projections
Terrapin Partner Shares	100% rollover of current ownership position

Debt Capacity
Billed A/R	85%	$22,560
Unbilled A/R	50%	$5,281
Inventory	0%	$0

Total Revolver Avail.		$27,840
Fixed Assets	50%	$2,121

Total		$29,961

Total Debt		Senior Debt
EBITDA	$10,733	EBITDA	$10,733
Multiple	3.5 x	Multiple	2.5 x

Total	$37,567	Total	$26,834

Uses
Equity Takeout	$26,696
Seller Note	$0
Equity (Insider) Rollover	$27,786
Existing Debt	$8,653
Excess Cash	$0
T Costs & Fees	$937

Total Uses	$64,072

(1)	Represents sources and uses based on mid point of EV/EBITDA transaction multiple.

Valuation Analysis

CONTROL PREMIUM APPROACH

Price Assumptions
2Q 2003 Average	$1.75
90-day Average	$2.16
8/5/2003 Close	$2.78

		Implied per Share Values based on,
	Control Premium	2Q 2003 Avg. Price	90-Day Avg. Price	8/5/2003 Closing Price
Minority Acquisition Premiums
1-day	31.6%	$2.30	$2.84	$3.66
5-day	35.7%	$2.37	$2.93	$3.77
30-day	36.9%	$2.40	$2.96	$3.81

Going Private Premiums
1-day	33.3%	$2.33	$2.88	$3.71
5-day	34.7%	$2.36	$2.91	$3.74
30-day	35.1%	$2.36	$2.92	$3.76

Self-Tender Premiums
1-day	18.1%	$2.07	$2.55	$3.28
5-day	18.4%	$2.07	$2.56	$3.29
30-day	20.4%	$2.11	$2.60	$3.35

IT Services Control Premiums
1-day	17.4%	$2.05	$2.53	$3.26
5-day	22.8%	$2.15	$2.65	$3.41
30-day	26.0%	$2.20	$2.72	$3.50

Mean	27.5%	$2.23	$2.75	$3.55
Median	28.8%	$2.25	$2.78	$3.58

Implied Equity Values per Share		Low	High
Avg. 2Q 2003 Price		$2.14	$2.34
90-day Avg. Price		$2.67	$2.87
8/5/2003 Closing Price		$3.46	$3.66

•	The Minority Acquisition Premium Evidence is drawn from a collection of all transactions in the past five years in which a majority shareholder has acquired the remaining minority shares of a company.

•	The Going Private Premium evidence draws from transactions in the past five years in which companies have been taken from public to private status through acquisition.

•	The Self-Tender Premium evidence uses data from the past five years in which the company has executed the repurchase of all of its outstanding stock.

•	The IT Services Control Premiums are extracted from a list of all transactions for the past five years in the broad business IT services industry (in specific, defined as SIC code 737*).

Appendices

Appendices

Company Background

Valuation Support

Acquisition of Minority Interest Summary

Going Private Study Summary

Self-Tender Transactions

Tier 1 – Small Diversified IT Services Companies

Tier 2 – Large Diversified IT Services Companies

Company Background

DONATELLO OVERVIEW

•	Current Market Capitalization: $48,774

•	Stock Price (as of 8/5/2003): $2.78

•	Current Enterprise Value: $47,959

Company Description

•	Donatello provides information technology solutions via partnerships with global outsourcers, major corporations, health benefit organizations, and government agencies.

•	The company operates in two business segments:

•	Managed IT (86.5% of LTM revenues) - consists of Application Management Services, IT Infrastructure Support Services, and Professional Staffing Services

•	Healthcare IT (13.5% of LTM revenues) - provides managed care software application solutions that handle bill payment, capitation payment, data reconciliation, contract management and member eligibility management.

•	Recently awarded a 5-year Federal Supply Schedule with the General Services Administration for IT Professional Services.

•	IBM accounts for over 70% of LTM Revenue

Pricing and Operating Statistics

•	Revenue: $176,623

•	EBITDA: $5,967

•	Adj. EBITDA: $10,592

•	2 year Revenue CAGR: 9.5%

•	Reported EBITDA ROS: 3.4%

•	Adj EBITDA Margin: 6.0%

•	EV/Revenue: 0.27x

•	E/V Reported EBITDA: 8.0x

•	EV/Adj. EBITDA: 4.5x

Company Background

HISTORICAL OPERATING RESULTS

(figures in thousands)

	Fiscal Year Ended December 31,				LTM Ended 6/30/03
	1999	2000	2001	2002
Reported Revenue	$150,162	$152,585	$163,100	$167,056	$176,623

Less: Cost of Goods Sold	131,664	127,905	136,531	134,773	141,551

Gross Profit	18,498	24,680	26,569	32,283	35,072
Less: Selling, General & Administrative	16,014	22,675	28,918	30,236	32,032
Less: Other Operating Expenses	0	0	3,308	2,165	826
Add: Depreciation and Amortization	2,164	3,326	4,562	3,976	3,753

Reported EBITDA	$4,648	$5,331	($1,095)	$3,858	$5,967

Add: Adjustments (1)	686	229	10,217	5,631	4,625

Adjusted EBITDA	$5,334	$5,560	$9,122	$9,489	$10,592

Adjusted EBITDA Margin	3.6%	3.6%	5.6%	5.7%	6.0%
Less: Depreciation and Amortization	$2,164	$3,326	$4,562	$3,976	$3,753

Adjusted EBIT	$3,170	$2,234	$4,560	$5,513	$6,839

Adjusted EBIT Margin	2.1%	1.5%	2.8%	3.3%	3.9%
Less: Interest Expense	269	35	160	502	623
Adjusted Pre-tax Income	$2,901	$2,199	$4,400	$5,011	$6,216
Less: Taxes @ 40.0%	1,160	880	1,760	2,004	2,486

Adjusted Net Income	$1,741	$1,319	$2,640	$3,007	$3,730

Add: Depreciation and Amortization	$2,164	$3,326	$4,562	$3,976	$3,753

Adjusted Cash Flow	$3,905	$4,645	$7,202	$6,983	$7,483

Net Book Value (tangible)	$34,641	$38,484	$26,137	$20,907	$22,805

Total Assets (2)	$48,213	$57,798	$65,497	$63,453	$61,185

Footnotes:

(1)	Adjustments: See next page.

(2)	Net of Cash & Cash Equivalents.

Company Background

TERRAPIN PARTNERS

•	On October 22, 2001, Terrapin Partners Subsidiary LLC (“Terrapin Partners”), an affiliate of J.F. Lehman & Company, Inc. (“JFL”), acquired all 5.7 million shares of Donatello common stock held by Safeguard Scientifics, Inc. and two of its affiliates. In addition, Cecile Barker, Gregory Pratt and Jeff Fox contributed an aggregate of 1,369,458 shares of the Companys common stock to Terrapin Partners. The shares were purchased at a price of $1.65 per share, which represented a 35% premium to the recent value of the stock.

•	In connection with this transaction, Cecile Barker entered into a Voting Agreement and Irrevocable Proxy with Terrapin Partners pursuant to which he, with respect to 1,826,400 shares of the Companys common stock that he beneficially owns, but are pledged to secure obligations (“Pledged Shares”), (i) agreed to vote the Pledged Shares in accordance with voting instructions received from Terrapin Partners, (ii) granted Terrapin Partners an irrevocable proxy to vote the Pledged Shares and (iii) agreed to contribute the Pledged Shares to Terrapin Partners in exchange for a like number of common units of Terrapin Partners Holding Company, LLC. On October 4, 2002, 1,485,350 shares of common stock of the Company became unencumbered and were contributed to Terrapin Partners. 341,050 shares of common stock of the Company remain subject to the Voting Agreement and Irrevocable Proxy.

•	In connection with the Terrapin Partners transactions, and as a condition of the Board of Directors of the Company approving those transactions, the Company, Terrapin Partners and an affiliate of JFL, entered into a Stockholders Agreement providing for the following:

•	The Board of Directors of the Company would continue to maintain a committee of independent directors consisting of at least three members of the Board of Directors that are neither executive officers of the Company nor affiliated with JFL, Terrapin Partners or their affiliates.

•	The Company agreed that it would not approve any Material Transaction without the consent of at least a majority of the members of the Independent Committee. Material Transaction is defined as (i) any transaction between the Company and Terrapin Partners, JFL or their affiliates and (ii) any reverse stock split by the Company of its voting securities.

Company Background

TERRAPIN PARTNERS (CONTINUED)

•	Terrapin Partners, JFL and their affiliates agreed not to (i) acquire any voting securities or any rights to acquire voting securities of the Company except the 8,925,214 shares over which Terrapin Partners acquired beneficial ownership upon consummation of the transactions on October 22, 2001, (ii) enter into any merger, tender offer or similar transaction involving the Company or acquire any portion of the business or assets of the Company unless (A) all holders of the voting stock of the Company are treated equally in terms of the consideration to be received by such holders and (B) the transaction is not entered into with Terrapin Partners, JFL or their affiliates, (iii) participate in any solicitation of proxies for the removal of any member of the Independent Committee or (iv) take any action challenging the validity or enforceability of the provisions described in items (i), (ii), or (iii).

•	Notwithstanding the foregoing, Terrapin Partners and its affiliates are entitled to purchase voting securities of the Company (i) through open-market transactions not to exceed 5% of the voting securities of the Company in the aggregate or (ii) if (a) Terrapin Partners and its affiliates offer to acquire all of the outstanding voting securities of the Company, (b) the transaction is approved by a majority of the independent directors and the consideration to be paid for the voting securities is deemed to be fair from a financial point of view in an opinion issued by an investment banking firm retained by the Independent Committee and (c) the transaction is approved by the holders of a majority of the outstanding voting securities of the Company (excluding any voting securities owned by Terrapin Partners, JFL or their affiliates or any person acting in concert with Terrapin Partners, JFL and their affiliates).

Company Background

DONATELLO INSTITUTIONAL SHAREHOLDERS

•	Institutional Investors do not have a control voting position.

•	Individual investors maintain majority of the minority interest, maintaining a control voting position.

Name of Shareholder	Shares Held	Percentage of Shares Outstanding	Position Change
Kennedy Capital Management	830,400	4.74%	170,600	(1)
Dimensional Fund	590,000	3.37%	-36,200	(2)
Vanguard Group	232,000	1.32%	NA
Bridgewater Capital Management	93,000	0.53%	NA
Northern Trust	34,961	0.20%	NA

Total Institutional Ownership	1,780,361	10.16%

(1)	Acquired shares during Ql 2003, and acquired 524,600 between ]uly 2002 and December 2002.

(2)	Divested shares during Ql 2003;

Source: Factset, as of August 5, 2003.

Based upon the terms of the Terrapin Partners transaction, the voting securities of Donatello not held by Terrapin Partners exercise certain limited control rights in relation to Donatello despite the current

52% ownership position of Terrapin Partners.

Appendices

Company Background

Valuation Support

Acquisition of Minority Interest Summary

Going Private Study Summary

Self-Tender Transactions

Tier 1 – Small Diversified IT Services Companies

Tier 2 – Large Diversified IT Services Companies

Valuation Support

COMPARABLE PUBLIC COMPANY DEBT-FREE MULTIPLES: ENTERPRISE VALUE / EBITDA

(figures in thousands)

		EV / EBITDA
	EV	3-YR Avg.	FYE	LTM	NFY	NFY + 1
Small Diversified IT Services Companies
American Management Systems Inc.	$524,716.4	4.9x	4.8x	6.1x	5.7x	NA
Analysts International Corp.	$49,913.4	8.6x	NMF	NMF	NA	NA
Cdi Corp.	$419,152.5	10.2x	9.3x	8.3x	7.0x	5.7x
Computer Horizons Corp.	$56,682.9	NMF	NMF	NMF	NA	NA
Computer Task Group Inc.	$78,376.0	10.1x	9.9x	12.3x	NA	NA
Covansys Corp.	$209,799.8	13.1x	12.4x	10.2x	NA	NA
Keane Inc.	$891,550.5	15.5x	16.1x	14.6x	NA	NA
Maximus Inc.	$540,926.1	7.3x	7.5x	7.5x	8.4x	7.1x
Tier Technologies Inc.	$122,020.4	6.4x	6.0x	6.0x	4.3x	3.8x

Low		4.9x	4.8x	6.0x	4.3x	3.8x
High		15.5x	16.1x	14.6x	8.4x	7.1x
Median		9.3x	9.3x	8.3x	6.4x	5.7x
Mean		9.5x	9.4x	9.3x	6.4x	5.5x

Large Diversified IT Services Companies
Affiliated Computer Services Inc.	$7,100,000.0	11.5x	10.5x	10.5x	9.0x	7.7x
Computer Sciences Corp.	$9,621,754.8	6.1x	6.0x	6.0x	5.0x	NA
Electronic Data Systems Corp.	$14,617,955.1	4.6x	4.4x	5.7x	5.5x	5.2x
Perot Systems Corp.	$1,206,200.7	8.5x	7.1x	8.1x	7.9x	6.9x

Low		4.6x	4.4x	5.7x	5.0x	5.2x
High		11.5x	10.5x	10.5x	9.0x	7.7x
Median		7.3x	6.5x	7.0x	6.7x	6.9x
Mean		7.7x	7.0x	7.6x	6.8x	6.6x

Valuation Support

COMPARABLE PUBLIC COMPANY DEBT-FREE MULTIPLES: ENTERPRISE VALUE / REVENUE

		EV / Revenue			EBIT	EBITDA
	EV	3-YR Avg.	FYE	LTM	ROS	ROS
Small Diversified IT Services Companies
American Management Systems Inc.	$521,918.6	0.50x	0.53x	0.55x	4.6%	9.2%
Analysts International Corp.	$50,708.0	0.11x	0.12x	0.13x	-0.5%	0.7%
Cdi Corp.	$413,973.6	0.33x	0.35x	0.38x	3.2%	4.6%
Computer Horizons Corp.	$53,819.7	0.17x	0.18x	0.19x	-2.3%	-0.6%
Computer Task Group Inc.	$78,480.5	0.28x	0.30x	0.31x	1.0%	2.5%
Covansys Corp.	$214,627.2	0.55x	0.56x	0.55x	1.0%	5.3%
Keane Inc.	$896,025.9	1.08x	1.03x	1.07x	3.9%	7.3%
Maximus Inc.	$547,385.8	1.07x	1.06x	1.03x	11.9%	13.7%
Tier Technologies Inc.	$124,596.9	1.08x	1.20x	0.87x	8.3%	14.2%

Low		0.11x	0.12x	0.13x	-2.3%	-0.6%
High		1.08x	1.20x	1.07x	11.9%	14.2%
Median		0.50x	0.53x	0.55x	3.2%	5.3%
Mean		0.58x	0.59x	0.57x	3.5%	6.3%

Large Diversified IT Services Companies
Affiliated Computer Services Inc.	$7,076,524.7	2.00x	1.87x	1.87x	13.7%	17.8%
Computer Sciences Corp.	$9,683,018.7	0.85x	0.85x	0.85x	6.6%	14.2%
Electronic Data Systems Corp.	$14,626,094.5	0.68x	0.68x	0.67x	4.7%	11.8%
Perot Systems Corp.	$1,189,815.9	0.91x	0.89x	0.87x	8.1%	10.9%

Low		0.68x	0.68x	0.67x	4.7%	10.9%
High		2.00x	1.87x	1.87x	13.7%	17.8%
Median		0.88x	0.87x	0.86x	7.4%	13.0%
Mean		1.11x	1.07x	1.07x	8.3%	13.7%

Donatello Adjusted					3.9%	6.0%
Donatello Unadjusted					1.3%	3.4%

Valuation Support

COMPARABLE PUBLIC COMPANY DEBT-FREE MULTIPLES: ENTERPRISE VALUE / EBIT

(figures in thousands)

		EV / EBIT
	EV	3-YR Avg.	FYE	LTM	NFY	NFY + 1
American Management Systems Inc.	$524,716.4	8.5x	8.2x	12.2x	9.5x	7.5x
Analysts International Corp.	$49,913.4	NMF	NMF	NMF	NA	NA
Cdi Corp.	$419,152.5	22.9x	20.4x	11.8x	9.4x	7.2x
Computer Horizons Corp.	$56,682.9	NMF	NMF	NMF	NA	NA
Computer Task Group Inc.	$78,376.0	33.6x	19.5x	30.5x	NA	NA
Covansys Corp.	$209,799.8	NMF	NMF	NMF	NA	NA
Keane Inc.	$891,550.5	29.4x	31.9x	27.2x	26.2x	19.4x
Maximus Inc.	$540,926.1	8.3x	8.4x	8.6x	9.9x	8.0x
Tier Technologies Inc.	$122,020.4	10.9x	10.4x	10.3x	6.2x	5.2x

Low		8.3x	8.2x	8.6x	6.2x	5.2x
High		33.6x	31.9x	30.5x	26.2x	19.4x
Median		16.9x	14.9x	12.0x	9.5x	7.5x
Mean		18.9x	16.5x	16.8x	12.3x	9.5x

Affiliated Computer Services Inc.	$7,100,000.0	14.8x	13.7x	13.7x	11.6x	10.0x
Computer Sciences Corp.	$9,621,754.8	13.5x	12.8x	12.8x	10.9x	9.8x
Electronic Data Systems Corp.	$14,617,955.1	8.7x	7.8x	14.4x	11.3x	10.1x
Perot Systems Corp.	$1,206,200.7	11.3x	8.9x	10.9x	10.6x	8.9x

Low		8.7x	7.8x	10.9x	10.6x	8.9x
High		14.8x	13.7x	14.4x	11.6x	10.1x
Median		12.4x	10.9x	13.2x	11.1x	9.9x
Mean		12.1x	10.8x	12.9x	11.1x	9.7x

Valuation Support

COMMERCIAL IT M&A TRANSACTIONS

($ in thousands)

				Transaction Multiples				PremiumsPaid
Target Company	Acquiror	Effective Date	Enterprise Value	EV/ EBIT	EV/ EBITDA	EV/ Revenue	EV/ Assets	1-day	1-week	1-month
Tier 1: Commercial IT Services Transactions
Elevon, Inc.	SSA Global Technologies, Inc.	7/22/03	$3,216	NMF	NMF	0.10 x	0.43 x	20.4%	20.4%	22.6%
Computer Horizons Corp.	Aquent LLC	Pending	$83,961	NMF	NMF	0.30 x	0.72 x	66.7%	66.7%	85.9%
ProBusiness Services, Inc.	Automatic Data Processing, Inc.	3/25/03	$489,584	NMF	NMF	2.91 x	0.24 x	65.7%	70.0%	87.0%
Technisource, Inc.	Charlesbank Capital Partners LLC	7/23/02	$34,814	22.7 x	10.8 x	0.26 x	1.16 x	41.3%	45.5%	68.1%
Metro Information Systems	Keane	11/30/01	$202,389	21.4 x	11.5 x	0.70 x	1.18 x	117.3%	123.3%	117.3%
Articulent, Inc.	Computer Network Teclmology Cc	4/3/01	$14,921	NMF	NMF	0.22 x	1.06 x	NMF	NMF	NMF
Data Dimensions, Inc.	Computer Network Technology Cc	6/21/01	$12,617	NMF	NMF	0.39 x	0.60 x	129.7%	129.7%	102.8%

Median				22.1 x	11.2 x	0.30 x	0.72 x	66.2%	68.3%	86.4%

•	These transactions have been chosen among the commercial IT services transactions in the past several years as the target companies business descriptions most closely resemble that of Donatello.

•	There have not been many comparable transactions with disclosed valuation terms in the space. As a result, the value indications from this methodology are not as statistically significant as other market-based methodologies.

•	It can be observed, nevertheless, that the commercial IT services M&A environment in the past three years has been characterized by the sale of middle-market, distressed companies at discounts to other industries and to Federal IT services transactions.

Valuation Support

FEDERAL IT M&A TRANSACTIONS

($ in thousands)

				Transaction Multiples
Target Company	Acquiror	Effective Date	Effective Value	EV/ EBIT	EV/ EBITDA	EV/ Revenue	EV/ Assets
Tier 2: Federal IT Services Transactions

Veridian Corporation	General Dynamics	Pending	$1,533,898	18.3 x	15.7 x	1.39 x	2.04 x
Raytheon Aerospace	Veritas Capital	6/27/01	$233,040	9.1 x	8.1 x	0.48 x	1.10 x
H.T.E. Inc.	SunGard Data Systems	Pending	$97,956	10.0 x	6.9 x	1.41 x	2.78 x
DynCorp	Computer Sciences Corp.	3/7/03	$963,506	9.6 x	8.3 x	0.42 x	1.68 x
Andrulis Corp.	Dynamics Research	1/2/03	$26,000	8.5 x	7.1 x	0.71 x	1.96 x
IITRI	Alion S&T Corporation	12/20/02	$119,500	10.7 x	8.1 x	0.59 x	1.55 x
Getrnonics N.V. - Government Solutions Business	DigitalNet Inc.	12/2/02	$223,000	7.9 x	6.0 x	0.86 x	1.17 x
AMCOMP Corp.	MTC Technologies	10/18/02	$6,618	2.9 x	2.8 x	0.55 x	7.14 x
Signal Corp	Veridian Corporation	9/24/02	$182,000	7.3 x	7.0 x	0.73 x	NA
EG&G	URS Corporation	8/22/02	$489,000	NA	10.1 x	0.58 x	1.15 x
Condor Technology Solutions - GSD	CACI International	8/19/02	$16,000	2.5 x	2.0 x	0.48 x	1.18 x
Aegis Research Corp.	Man Tech International	8/5/02	$55,100	13.3x	12.2 x	1.00 x	3.22 x
Official Payments Corp.	Tier Technologies	8/1/02	$31,006	NMF	NMF	0.96 x	2.45 x
United States Marine Repair, Inc.	United Defense Industries, Inc.	7/2/02	$417,034	10.9 x	8.7 x	0.97 x	2.14 x
AFSA Data Corp.	Affiliated Computer Services	6/10/02	$343,870	5.2 x	4.5 x	1.26 x	1.70 x
Jaycor	Titan Corporation	3/21/02	$48,700	17.2 x	11.9 x	0.76 x	1.52 x
Emergent East/Government Services Group	L-3 Communications	1/5/02	$39,800	9.6 x	5.1 x	0.57 x	0.76 x
BTG, Inc.	Titan Corporation	11/27/01	$160,454	20.1 x	14.7 x	0.70 x	1.43 x
Troy Systems, Inc.	PEC Solutions	11/20/01	$17,710	5.6 x	5.1 x	0.49 x	1.93 x
PSINet - Metamor Industry Solutions	CIBER, Inc.	10/15/01	$36,372	NMF	NMF	0.39 x	1.04 x
IMS (Lockheed subsidiary)	Affiliated Computer Services	8/1/01	$813,044	14.4 x	8.5 x	1.31 x	2.92 x
Sigcom, Inc. - Training Systems Division	Anteon International Corp.	7/23/01	$10,000	6.2 x	6.1 x	0.73 x	2.62 x
Exigent International	Harris Corporation	6/15/01	$20,461	NMF	8.3 x	0.54 x	1.39 x
Research Planning, Inc.	BTG, Inc.	4/2/01	$9,351	2.9 x	2.5 x	0.20 x	1.07 x
Tyler Technologies, Inc. (BRC Unit)	Affiliated Computer Services	1/2/01	$165,381	15.5 x	9.7 x	1.72 x	NA

Median				9.6 x	8.1 x	0.71 x	1.68 x

Valuation Support

WEIGHTED AVERAGE COST OF CAPITAL CALCULATION

Market Assumptions		Beta Assumptions		Capital Structure Assumptions
10-Year Treasury Bond Yield	4.3%	Company Specific Decile Beta	1.42	Preferred to Enterprise Value	0.0%
Equity Risk Premium (1)	7.40%	Selected Adjusted Unlevered Beta	1.17	Debt to Enterprise Value	15.0%
Size Risk Premium (1)	5.33%	Levered Beta	1.29	Equity to Enterprise Value	85.0%
Company Specific Risk Premium (2)	5.00%			Cost of Debt	3.1%
Projection Risk Premium	0.00%			Cost of Preferred	0.0%
Tax Rule	40.0%			Cost of Equity (with Company Risk)	24.2%
				Cost of Equity (without Company Risk)	19.2%

Concluded WACC — IT and Healthcare Growth Case	21.0%
Concluded WACC — IT Growth and Healthcare Steady-State Case	17.0%

Footnotes:

Weighted Average Cost of Capital (WACC) = ((Cost of Debt *(1-Tax Rule) * Debt to Enterprise Value) + (Cost of Equity * Equity to Enterprise Value)

Cost of Equity = Risk Free Rate + (Levered Beta * Equity Risk Premium) + Size Risk Premium + Company Specific Risk Premium

Company Specific Risk Premium is used to adjust for issues such as key man risk, supplier or key customer risk, etc.

Projection Risk premium is used to reflect expectation of projection realization.

Risk-free rate (20-year treasury bond yield) as of 07/30/03.

(l)	Ibbotson Associates, Stocks Bonds Bills and Inflation 2002 Yearbook, pp. 132, 136, and 174.

Appendices

Company Background

Valuation Support

Acquisition of Minority Interest Summary

Going Private Study Summary

Self-Tender Transactions

Tier 1 – Small Diversified IT Services Companies

Tier 2 – Large Diversified IT Services Companies

Acquisition of Minority Interest Summary

INTRODUCTION

•	There are a number of situations in which a stockholder that owns a controlling interest in a public company (a “Controlling Stockholder”) may desire to acquire the outstanding minority equity interest in the company. These transactions arise in (i) parent-subsidiary mergers, (ii) “going private” mergers in which the Controlling Stockholder seeks to remove public investors, and (iii) two-step mergers, where an investor acquires control of a substantial majority of a corporation’s outstanding shares and then uses this newly acquired control to cause the acquired corporation to merge with a second corporation controlled by the investor. In many instances, the Controlling Stockholder will propose a “cash out” (or “freeze-out” or “squeeze-out”) merger transaction whereby the Controlling Stockholder forces the minority stockholders (the “Minority Stockholders”) to surrender their equity interests in the corporation in exchange for cash or other securities, while allowing the Controlling Stockholder to retain its equity interest.

•	These types of transactions raise a number of issues because the Controlling Stockholder has an inherent conflict of interest. On the one hand, the Controlling Stockholder owes certain fiduciary duties to the Minority Stockholders, including the duty of care and the duty of loyalty.[1] On the other hand, the Controlling Stockholder also has the right to act in its own best interest when it is acting solely in its capacity as a stockholder (i.e., the Controlling Stockholder does not have the duty to act in certain manner simply because the Minority Stockholders would benefit from it). In short, the Controlling Stockholder may act in its own self-interest so long as it does not violate its fiduciary responsibilities to Minority Stockholders.

•	In order to avoid the danger that a self-interested Controlling Stockholder will tender at an unfair price or in an unfair manner, support that a transaction is fair to the Minority Stockholders is usually required. Ordinarily, Controlling Stockholders have the burden of demonstrating the fairness of a transaction; however, the burden of demonstrating the fairness of the transaction shifts to the Minority Stockholders in situations where the transaction is approved by (i) a majority of the Minority Stockholders or (ii) a committee of disinterested or independent directors.

[1]	The duty of care requires that the Controlling Stockholder exercises the care that a person in a like position would exercise under similar circumstances, and the duty of loyalty prohibits self-dealing.

Acquisition of Minority Interest Summary

INTRODUCTION (CONTINUED)

•	In determining whether or not the price being offered by the Controlling Stockholder to the Minority Stockholder is a fair price, a number of issues must be considered. When acquiring a controlling ownership position in a company, purchasers typically pay a premium over the publicly traded stock price because of the benefits that can be derived from the ability to effect change in the organization (i.e., a control premium). Typically, when minority positions of publicly traded companies change hands, they are usually exchanged at valuations that do not include a premium for control. In the acquisition of minority interest transactions, however, even though a Controlling Stockholder is purchasing a minority interest, a Controlling Stockholder pays a premium over the trading price of the stock prior to announcement in order to complete the transaction. This premium compensates the Minority Stockholders for giving up the right to own an interest in the company.

•	Houlihan Lokey analyzed a number of completed transactions between January 1, 1998 and July 31, 2003 in which a Controlling Stockholder successfully acquired all, or substantially all, of the minority interest in a publicly traded company for a fixed amount of cash and/or securities. The purpose of the study was to determine if there was any consistency in the magnitude of the premiums paid by the Controlling Stockholder in these types of transactions and if the premium was impacted by (i) the size of the minority interest being purchased (i.e., percentage of equity acquired and dollar value), (ii) the type of consideration offered (i.e., cash vs. stock), and (iii) the presence of litigation.

•	Based on Houlihan Lokey’s analysis and experience in these types of transactions, we have drawn the following conclusions:

•	On average, the magnitude of the premiums paid in acquisition of minority interest transactions are lower than the magnitude of the premiums paid in acquisition of controlling interest transactions.

•	In approximately 45.2 percent of acquisition of minority interest transactions the initial offer price was increased.

•	In general, acquisitions of smaller blocks of stock commanded lower average premiums than larger blocks of stock.

•	In approximately 85.0 percent of the transactions analyzed, cash was the consideration offered to the Minority.

•	Stockholders, on average, required a higher premium for transactions in which cash was utilized as consideration.

•	In approximately 26.7 percent of the transactions analyzed there was litigation related to the offer. Premiums ultimately paid in transactions in which there was litigation were not substantially different from the premiums paid in transactions without litigation.

Acquisition of Minority Interest Summary

DEFINITIONS

•	Controlling Stockholder – a stockholder that holds 50.0 percent or more of a public company’s outstanding stock

•	Minority Stockholder – a stockholder that owns less than 50.0 percent of a public company’s outstanding stock

•	Acquirer – Controlling Stockholder

•	Target – the Company in which the Controlling and Minority Stockholders hold stock

•	Offer Price/Share – the value offered by the Acquirer for each share of the Target’s stock

•	1 Day Premium – the premium (discount) of the Acquirer’s Offer Price/Share relative to the Target’s stock price 1 day prior to the announcement of the Transaction

•	1 Week Premium – the premium (discount) of the Acquirer’s Offer Price/Share relative to the Target’s stock price I week (5 trading days) prior to the Transaction

•	1 Month Premium – the premium (discount) of the Acquirer’s Offer Price/Share relative to the Target’s stock price 1 month (20 trading days) prior to the Transaction

Acquisition of Minority Interest Summary

SUMMARY OF ANALYSIS

•	For purposes of this study Houlihan Lokey analyzed 146 transactions that were completed between January 1, 1998 and July 31, 2003 where (i) the Target was a publicly traded company, (ii) the Controlling Stockholder owned at least a 50.0 percent interest in the Target before the offer, and (iii) the Controlling Stockholder offered to acquire 100.0 percent of the shares not owned by the Controlling Stockholder in the transaction.

•	To analyze the premiums implied by Controlling Stockholders purchases of the minority interests for the transactions that Houlihan Lokey analyzed, we compared the initial and final offers relative to the stock price:

•	one day prior to the announcement of the Controlling Stockholder’s offer to complete an acquisition of the Target’s remaining shares,

•	one week prior to the announcement of the Controlling Stockholder’s offer to complete an acquisition of the Target’s remaining shares, and

•	one month prior to the announcement of the Controlling Stockholder’s offer to complete an acquisition of the Target’s remaining shares.

Acquisition of Minority Interest Summary

SUMMARY OF ANALYSIS (CONTINUED)

•	The following chart highlights the 146 transactions analyzed:

Acquisition of Minority Interest Study Summary of Premiums (Discounts) Paid
		Median Premium (Discount)
Year Announced	# of Transactions	1 Day	1 Week	1 Month
2003 LTM	15	30.0%	40.0%	38.5%
2002	30	22.5%	29.2%	30.9%
2001	26	36.4%	40.9%	37.6%
2000	39	33.5%	39.6%	35.7%
1999	26	38.3%	36.3%	45.3%
1998	17	25.2%	25.0%	28.6%
Total	146
High		1347.4%	1000.0%	1209.5%
Low		-48.9%	0.6%	-31.4%
Median		31.6%	35.7%	36.9%
Mean		52.2%	53.5%	50.9%

•	For the 146 transactions analyzed, the median implied premium calculated by comparing the final offer price to the price of the Target’s stock one week prior to announcement was 35.7 percent.

Acquisition of Minority Interest Summary

SUMMARY OF ANALYSIS (CONTINUED)

•	Based on Houlihan Lokey’s study, on average, the magnitude of the premiums witnessed in acquisitions of remaining minority interest transactions were generally lower than those seen in acquisitions of controlling interest transactions.

Acquisitions of Minority Interest Study

Historical Comparison of (Median) Premiums Paid in Acquisitions of

Controlling vs. Minority Interests

Control Premium Source: Mergerstat Control Premium Studies

Acquisition Of Minority Interest Summary

SUMMARY OF ANALYSIS (CONTINUED)

•	In 66 of the 146 transactions analyzed (45.2 percent), the initial offer price was subsequently raised.

•	The median increase from the initial offer price to the final offer price was approximately 16.9 percent.

•	The median premium of the initial offer price to the Target’s stock price one week prior to announcement was 23.8 percent.

•	The median premium of the final offer price to the Target’s stock price one week prior to announcement was 40.7 percent.

Acquisition of Minority Interest Study

Premiums (Discounts) Paid in Transactions with Increased Offers

	Median Premium (Discount)
		Initial Offer			Final Offer
Year	# of Transactions	1 Day	1 Week	1 Month	1 Day	1 Week	1 Month
2003	4	18.1%	25.1%	18.2%	49.4%	50.0%	56.3%
2002	7	19.8%	27.4%	36.8%	35.5%	33.8%	40.9%
2001	10	1.4%	13.0%	8.6%	37.6%	42.1%	36.0%
2000	19	22.4%	28.4%	20.2%	33.5%	40.0%	40.0%
1999	14	22.0%	22.6%	23.1%	44.0%	41.5%	46.4%
1998	12	10.5%	13.4%	11.4%	31.6%	29.2%	29.0%

Total	66
Median		19.0%	23.8%	19.2%	36.6%	40.7%	40.4%

Acquisition Of Minority Interest Summary

SUMMARY OF ANALYSIS (CONTINUED)

•	In 65 of the 146 transactions analyzed (41.6 percent) the initial and final offer prices were the same.

•	The median premium of the final offer price to the Target’s stock price one week prior to announcement was 41.7 percent.

Acquisition of Minority Interest Study

Premiums (Discounts) Paid in Transactions without Increased Offers

		Median Premium (Discount)
Year	# of Transactions	1 Day	1 Week	1 Month
2003	3	50.0%	43.8%	65.4%
2002	20	22.5%	28.3%	34.0%
2001	13	38.8%	46.8%	37.5%
2000	16	37.4%	39.5%	40.4%
1999	10	29.6%	32.6%	26.5%
1998	3	45.5%	50.3%	32.0%

Total	65
Median		38.1%	41.7%	35.8%

Acquisition of Minority Interest Summary

SUMMARY OF ANALYSIS (CONTINUED)

•	Based on the transactions analyzed in Houlihan Lokey’s study, it appears that the magnitude of the premiums paid by Controlling Stockholders when acquiring a minority interest is somewhat influenced by the percentage of stock that the Controlling Stockholder is attempting to acquire, with larger blocks commanding higher average premiums than smaller blocks.

Acquisition of Minority Interest Study

Premiums (Discounts) Paid Relative to Size of Minority Interest Acquired

		Median Premium (Discount)
% Acquired	# of Transactions	1 Day	1 Week	1 Month
0 – 10%	2	NMF	NMF	NMF
10 – 20%	37	28.2%	28.2%	37.5%
20 – 30%	32	25.3%	30.4%	28.1%
30 – 40%	49	40.0%	40.0%	41.3%
40 – 50%	26	40.4%	41.2%	32.9%

Total	146

Acquisition of Minority Interest Summary

SUMMARY OF ANALYSIS (CONTINUED)

•	In addition, in acquisitions where the aggregate purchase price exceeded $500.0 million, the average premiums paid were lower than the average premiums paid in smaller transactions.

Acquisition of Minority Interest Study

Analysis of Premium (Discounts) Paid Relative to Transaction Value

		Median Premium (Discount)
Transaction Value	# of Transactions	1 Day	1 Week	1 Month
Under $100MM	97	30.8%	33.3%	40.0%
$100 - $500MM	36	34.7%	39.8%	27.6%
Over $500MM	13	31.5%	35.1%	42.1%

Total	146

•	In 124 out of 146 transactions analyzed (85.0 percent), the consideration offered to the minority stockholders was cash, whereas in the balance of the transactions the consideration involved stock of the Controlling Stockholder.

•	Based on Houlihan Lokey’s analysis, the lowest premiums were seen in transactions where a combination of cash and stock consideration was offered to the Minority Stockholders.

Acquisition of Minority Interest Study

Analysis of Premium (Discounts) Paid Relative to Kind of Consideration

		Median Premium (Discount)
Type of Consideration	# of Transactions	1 Day	1 Week	1 Month
Cash	124	34.7%	38.0%	36.7%
Stock	17	28.2%	28.2%	45.0%
Combined	5	17.2%	11.6%	21.2%

Total	146

Acquisition of Minority Interest Summary

SUMMARY OF ANALYSIS (CONTINUED)

•	In 39 of the 146 transactions analyzed (36.7 percent) there was litigation related to the offer.

•	The final offer premium to stock price one week prior to announcement for 39 transactions with litigation was 35.6 percent versus 36.6 percent in the 107 transactions without litigation.

Acquisition of Minority Interest Study

Analysis of Premiums (Discounts) Paid in Transactions with Litigation

		Median Premium (Discount)
		Initial Offer			Final Offer
Year	# of Transactions	1 Day	1 Week	1 Month	1 Day	1 Week	1 Month
2003	2	32.2%	31.8%	30.0%	39.9%	39.8%	36.3%
2002	9	16.1%	22.7%	36.8%	16.6%	22.7%	45.0%
2001	1	13.4%	12.6%	9.2%	12.5%	11.7%	8.3%
2000	16	21.1%	35.7%	23.7%	32.4%	41.1%	41.8%
1999	6	26.1%	30.1%	34.5%	44.0%	41.5%	55.0%
1998	5	7.1%	4.8%	7.1%	20.6%	17.2%	28.6%
Median		15.0%	19.8%	21.2%	29.8%	35.6%	43.6%

Acquisition of Minority Interest Study

Analysis of Premiums (Discounts) Paid in Transactions with Litigation

		Median Premium (Discount)
		Initial Offer			Final Offer
Year	# of Transactions	1 Day	1 Week	1 Month	1 Day	1 Week	1 Month
2003	6	27.1%	28.1%	35.2%	49.5%	49.7%	71.5%
2002	21	25.6%	28.1%	32.6%	25.7%	31.8%	25.7%
2001	25	21.8%	29.9%	37.3%	38.8%	41.3%	37.8%
2000	23	32.2%	30.4%	26.8%	36.6%	36.6%	33.8%
1999	20	26.8%	25.7%	26.5%	31.3%	32.7%	40.2%
1998	12	20.7%	18.0%	22.1%	39.9%	36.7%	28.3%
Median		25.6%	27.5%	28.1%	33.5%	36.6%	36.1%

Appendices

Company Background

Valuation Support

Acquisition of Minority Interest Summary

Going Private Study Summary

Self-Tender Transactions

Tier 1 - Small Diversified IT Services Companies

Tier 2 - Large Diversified IT Services Companies

Going Private Study Summary

INTRODUCTION

•	This past year was another tough year for public companies as stock prices continued to decline, the economy remained turbulent and corporate scandals and bankruptcies received front-page attention. As a result of these scandals and to help restore investor confidence, Congress enacted the Sarbanes-Oxley Act of 2002 while the SEC and self-regulatory organizations like the NYSE and NASDAQ are proposing additional requirements for public companies. These additional requirements will or already include: (i) limitations on director and officer loans; (ii) increased responsibilities of the audit committee; (iii) certification of annual and quarterly reports by officers; (iv) expanded and enhanced disclosure requirements; and (v) increased independence requirements for boards and key governance committees.

•	The implication for public companies is clear: (i) regulatory, insurance and compliance costs will increase substantially[1]; (ii) senior management and board members will need to spend more time on compliance issues; and (iii) senior management and board members will face greater legal liability. In addition, many board members and executives are frustrated by: (i) the historically low multiples of earnings and cash flow at which stock in their companies trade; (ii) the limited analyst coverage of their companies; and/or (iii) low trading volume for their stock. Their companies are at a competitive disadvantage from an operating and financing perspective relative to their peers because they have all of the costs of being a public company, but have a limited ability to grow through acquisitions and greater difficulty in appropriately incentivizing management through stock-based compensation. These factors are causing many board members and management teams to consider taking their companies private.

•	In evaluating the strategic alternatives for companies faced with this difficult dynamic, one critical question that must be addressed is what is the most appropriate way to improve a company’s value and the liquidity of its stock. In certain circumstances, a company may have a business plan that has a reasonable likelihood of generating enough growth to attract institutional investor interest sometime in the future. For these cases, an appropriate course of action may be to allow the company to execute its business plan and monitor the impact of its success on the company’s value and trading volume. In other cases, in which a company cannot demonstrate a reasonable likelihood of near-term meaningful improvement, it may be more appropriate to consider a transaction-based solution to its value and liquidity problem.

[1]	The Johnsson Group estimates that Sarbanes-Oxley will lead to an annual increase of between $6 million and $17 million in compliance costs for large-cap companies.

Going Private Study Summary

INTRODUCTION (CONTINUED)

•	Going private transactions are one potential solution for a company’s value and liquidity problem. A company may go private in a number of different ways, including through: (i) a tender offer (by the company or third party) to acquire all or most of a company’s publicly held shares; (ii) a merger with or sale of a company’s assets to another company; or (iii) a reverse stock split that reduces the number of shareholders by cashing out shareholders below a certain ownership threshold. These types of transactions are subject to broad disclosure requirements and are typically scrutinized by the SEC. In addition, going private transactions initiated by insiders or affiliates require a 13e-3 filing with the SEC regarding the fairness of the transaction to all shareholders. Accordingly, in evaluating these transactions, boards of directors need to carefully consider all strategic alternatives that may reasonably be available to the company.

•	In assessing various strategic alternatives, boards of directors must assess whether the shareholders of the target company (“Target”) are receiving adequate consideration in the transaction. One way of assessing the adequacy of the consideration offered is by comparing the offer price to the Target’s stock price prior to the announcement of the transaction in order to determine the implied control premium.

•	Houlihan Lokey has analyzed 298 companies that filed schedules 13e-3 between January 1, 2001 and June 30, 2003 (although the transactions may have been first announced before 2001). The study analyzed the premium of the offer price at the date of the initial announcement to the stock price the day before the announcement, the average stock price of 5 days leading up to the announcement, and the average stock price of 1 month leading up to the announcement.

•	The study does not place any restrictions on the total transaction value, the target’s stock price, or how long the transaction took to close. Transactions that failed or were cancelled, however, have been excluded.

Going Private Study Summary

INTRODUCTION (CONTINUED)

•	The purpose of this study is to determine if the control premium is impacted by (i) the size of the transaction (i.e., total dollar value of the transaction), (ii) the per share offer price, and (iii) the industry (i.e., technology).

•	Based on Houlihan Lokey’s analysis and experience in these types of transactions, we have drawn the following conclusions from this study:

•	going private transactions are typically smaller in size (i.e., the transaction value of 93.0% of the 298 transactions analyzed were less than $500 million, 47.0% were less than $10 million);

•	on average, transactions with transaction values of less than $10 million received higher control premiums (approximately 40%) than transactions with values between $10 million and $500 million (approximately 35%), while the largest transactions (i.e., values greater than $500 million) received the lowest control premiums (approximately 20%);

•	on average, targets with lower offer prices per share (i.e., less than $2.00) received the highest control premiums (approximately 40% to 50%), while transactions with higher offer prices represented lower control premiums;

•	on average, going private transactions of technology companies received higher control premiums (approximately 40% to 50% overall);

•	on average, in going private transactions of technology companies, the difference in control premiums between smaller and larger transactions is even more significant, with smaller transactions (i.e., transaction values under $10 million or offer prices below $2.00) having received control premiums of 50% to 80%; and

•	going private transactions through reverse stock splits have increased in frequency since late 2001, with 40 reverse stock splits occurring since November 2001, out of 50 reverse stock splits overall.

Going Private Study Summary

SUMMARY OF ANALYSIS

•	The study identified 298 going private transactions in which 13e-3 schedules were filed with the SEC between January 1, 2001 and June 30, 2003. Of these transactions, 243 provided sufficient information in the public announcements about offer prices as well as a trading price for the companies’ underlying common stock to calculate a control premium.

•	The median transaction value was $10.0 million, while the mean transaction value was $143.5 million.

•	The median control premium over one day, one week and one month average stock prices leading up to the announcement was 33% to 35%.

13e-3 Study (2001 – Current)

Summary Study Results

			Premium
	Value of Transaction	Offer Price Per Share	Day Before	5 Days Before	20 Days before
High	$5,100.0	$3,500.00	1233.3%	1233.3%	1153.7%
Low (1)	$0.0	$0.00	-79.3%	-94.2%	-96.6%

Median	$10.0	$4.00	33.3%	34.7%	35.1%
Mean	$143.5	$27.29	61.7%	62.8%	60.3%

Total Number of Transactions			298
Transactions with Disclosed Detail			243

(1)	Lowest transaction value is $310. 16 transactions were valued at less than $50,000. Lowest stock price per share is $0.0002, after a 1 –500,000 stock split. 22 transactions had offer prices at a discount to the stock price, resulting from an illiquid market for those shares.

Going Private Study Summary

SUMMARY OF ANALYSIS (CONTINUED)

•	The study indicates that going private transactions are typically smaller in size.

•	On average, transactions with transaction values of less than $10 million received higher control premiums than transactions with values between $10 million and $500 million, while the largest transactions (i.e., values greater than $500 million) received the lowest control premiums.

•	On average, targets with lower offer prices per share (i.e., less than $2.00) received the highest control premiums, while transactions with higher offer prices represented lower control premiums.

13e-3 Study (2001 – Current)

Median Control Premiums by Transaction Size and Offer Price

	Total # of Deals		# of Deals With Data		Median Control Premium
Transaction value					1 Day	1 Week	1 Month
Under $10MM	140		113		39.4%	41.5%	35.7%
$10 - $500MM	119		103		32.5%	34.2%	36.1%
Over $500MM	21		18		21.1%	19.1%	19.4%

TOTAL	298	(1)	243	(1)	33.3%	34.7%	35.1%

	Total # of Deals		# of Deals With Data		Median Control Premium
Offer Price Per Share					1 Day	1 Week	1 Month
$0.00 - $2.00	89		89		50.0%	49.1%	41.4%
$2.00 - $10.00	93		93		41.0%	42.7%	44.4%
$10.00 - $20.00	43		43		18.8%	17.4%	23.6%
Over $20.00	45		45		17.3%	18.6%	18.4%

TOTAL	298	(1)	243		33.3%	34.7%	35.1%

(1) Includes deals with undisclosed offer prices

Going Private Study Summary

SUMMARY OF ANALYSIS (CONTINUED)

•	Going private transactions of technology companies on average received higher control premiums than overall going private transactions.

•	In going private transactions of technology companies, the difference in control premiums between smaller and larger transactions is even more significant, with smaller transactions (i.e., transaction values under $10 million or offer prices below $2.00) having received control premiums of 40% to 80%.

13e-3 Study - Technology (2001 - Current)

Median Control Premiums by Transaction Size and Offer Price

	Total # of Deals	# of Deals With Data	Median Control Premium
Transaction Value			1 Day	1 Week	1 Month
Under $10MM	23	21	73.7%	56.3%	50.1%
$10 - $l00MM	19	16	61.2%	61.5%	58.9%
Over $ 100MM	10	9	31.3%	30.6%	35.3%

TOTAL	54(1)	46	50.4%	45.5%	39.4%

	Total # of Deals	# of Deals With Data	Median Control Premium
Offer Price Per Share			1 Day	1 Week	1 Month
$0.00 - $2.00 (2)	20	20	81.3%	76.2%	52.3%
$2.00 - $10.00	20	19	54.8%	41.0%	36.1%
Over $10.00	9	7	29.7%	30.6%	36.1%

TOTAL	54(1)	46	50.4%	45.5%	39.4%

(1)	Includes deals with undisclosed offer prices
(2)	All transactions are below $1.00

Appendices

Company Background

Valuation Support

Acquisition of Minority Interest Summary

Going Private Study Summary

Self-Tender Transactions

Tier 1 - Small Diversified IT Services Companies

Tier 2 - Large Diversified IT Services Companies

Self-Tender Transactions

SELF TENDER TRANSACTION LIST

							Premium to Pre-Announ. Stock Price
Date Announced	Target Name	Acquiror Name	Equity Value ($mil)	EV / Revenue	EV / EBIT	EV / EBITDA	1 day	1 week	1 month
1/14/98	Tredegar Industries lnc	Tredegar Industries lnc	$799.6	1.19x	7.7x	6.4x	10.3%	10.9%	(2.0%)
1/15/98	Limited Inc	Limited Inc	$9,861.6	1.18x	16.0x	11.0x	37.3%	37.6%	49.6%
1/16/98	US Office Products Co	US Office Products Co	$3,142.4	l.l5x	24.0x	17.lx	46.9%	70.1%	61.8%
1/20/98	ADVANTA Corp	ADVANTA Corp	$727.8	4.74x	62.0x	45.4x	41.6%	41.0%	61.6%
2/6/98	Corporate Express Inc	Corporate Express Inc	$1,521.1	0.61x	20.0x	15.6x	15.8%	21.6%	(2.3%)
2/9/98	Shaw Industries lnc	Shaw Industries lnc	$1,682.7	0.74x	17.5x	10.8x	12.4%	13.6%	13.6%
2/10/98	Liberty Corp	Liberty Corp	$1,077.1	1.92x	np	np	11.2%	15.2%	11.5%
2/12/98	St Jude Medical Inc	St Jude Medical Inc	$3,719.2	np	np	np	9.6%	9.8%	22.8%
2/17/98	Kirby Corp	Kirby Corp	$595.1	2.22x	17.7x	10.6x	12.0%	15.3%	21.7%
5/6/98	Avondale Industries Inc	Avondale Industries Inc	$418.5	0.64x	9.0x	7.2x	10.0%	6.9%	7.2%
5/12/98	Primark Corp	Primark Corp	$911.2	3.19x	39.7x	15.4x	1.1%	(4.2%)	(19.7%)
6/23/98	MGM Grand Inc	MGM Grand Inc	$2,030.0	2.67x	12.8x	9.2x	31.5%	25.3%	5.3%
6/29/98	Global Motorsport Group lnc	Global Motorsport Group lnc	$112.3	1.28x	19.8x	14.1x	3.6%	5.5%	3.0%
7/20/98	Inland Steel Industries Inc	Inland Steel Industries Inc	$1,470.0	0.37x	6.6x	4.2x	4.4%	9.8%	5.7%
7/21/98	Easco lnc (American Industrial)	Easco lnc (American Industrial)	$120.5	0.57x	7.3x	5.3x	21.1%	19.5%	14.3%
8/11/98	Cooker Restaurant Corp	Cooker Restaurant Corp	$121.9	1.07x	16.7x	10.1x	43.3%	39.1%	27.2%
8/11/98	Nitches lnc	Nitches lnc	$9.4	0.17x	27.9x	14.0x	45.5%	52.4%	68.4%
8/21/98	Albemarlc Corp	Albemarlc Corp	$1,029.5	1.27x	8.7x	5.5x	6.9%	5.8%	(6.9%)
9/1/98	Knape & Vogt Manufacturing Co	Knape & Vogt Manufacturing Co	$74.1	0.45x	nm	15.2x	9.8%	10.5%	3.1%
9/8/98	West Co lnc	West Co lnc	$526.9	l.35x	17.0x	8.9x	19.2%	19.8%	10.2%
9/16/98	Pfice Enterprises Inc	Pfice Enterprises Inc	$130.5	5.70x	11.4x	8.4x	27.5%	28.5%	25.7%
9/28/98	EI du Pont de Nemours and Co	El du Pont de Nemours and Co	$90,500.1	2.3lx	33.4x	18.5x	34.3%	35.6%	36.4%
9/29/98	Uno Restaurant Corp	Uno Restaurant Corp	$76.0	0.64x	9.9x	4.1x	20.4%	20.4%	2.8%
10/9/98	Klamath First Bancorp, Oregon	Klamath First Bancorp, Oregon	$171.6	11.76x	57.6x	47.5x	21.9%	13.0%	27.9%
10/16/98	Ralcorp Holdings lnc	Ralcorp Holdings lnc	$520.1	0.92x	9.7x	6.7x	14.8%	15.8%	(11.1%)
10/20/98	Tri-County Bancorp lnc	Tri-County Bancorp lnc	$16.3	9.30x	51.1x	47.6x	19.2%	24.4%	20.4%
11/5/98	Alliant Techsystems lnc	Alliant Techsystems lnc	$843.9	0.96x	10.6x	7.2x	4.3%	11.1%	14.9%
11/11/98	Keithley Instruments lnc	Keithley Instruments lnc	$55.1	0.52x	11.2x	24.7x	24.4%	28.7%	60.0%
11/13/98	Atrion Corp	Atrion Corp	$28.8	0.53x	nm	nm	30.9%	28.6%	24.1%
11/17/98	Cherry Corp	Cherry Corp	$73.8	0.27x	4.0x	2.0x	14.8%	14.8%	66.4%
11/20/98	WesterFed Financial Corp, MT	WesterFed Financial Corp, MT	$111.8	8.76x	60.6x	51.4x	8.1%	11.1%	10.3%
12/2/98	Encore Medical Corp	Encore Medical Corp	$2.3	0.34x	4.1x	2.0x	(93.4%)	(93.3%)	(90.0%)
12/9/98	Swisher lntl (American Maize)	Swisher lntl (American Maize)	$54.9	0.58x	2.3x	2.1x	39.5%	49.0%	67.0%
12/11/98	Variflex Inc	Variflex Inc	$36.2	0.66x	nm	nm	20.0%	14.6%	6.7%
12/22/98	PEP Boys-Manny Moe & Jack Inc	PEP Boys-Manny Moe & Jack Inc	$1,021.1	0.73x	45.6x	14.2x	16.4%	18.5%	8.9%
2/8/99	Building One Services Corp	Building One Services Corp	$951.1	0.92x	11.4x	9.5x	11.8%	12.3%	10.1%
2/22/99	Morgan Group lnc (Lynch Corp)	Morgan Group lnc (Lynch Corp)	$11.2	0.09X	4.8x	4.0x	35.9%	22.0%	22.0%
3/1/99	Thermwood Corp	Thermwood Corp	$15.7	0.82x	7.4x	6.1x	77.8%	81.4%	77.8%
3/10/99	Triarc Cos lnc	Triarc Cos lnc	$429.9	l.20x	11.9x	7.7x	15.0%	15.9%	21.2%
3/17/99	Atrion Corp	Atrion Corp	$29.6	0.56x	15.3x	5.0x	25.0%	26.0%	25.0%

Self-Tender Transactions

SELF TENDER TRANSACTION LIST (CONTINUED)

							Premium to Pre-Announ. Stock Price
Date Announced	Target Name	Acquiror Name	Equity Value ($mil)	EV/ Revenue	EV / EBIT	EV/ EBITDA	1 day	1 week	1 month
4/23/99	EFC Bancorp Inc, Elgin, Illinois.	EFC Bancorp Inc, Elgin, Illinois.	$89.9	11.85x	nm	2689.0x	18.5%	19.3%	18.5%
4/27/99	Software AG Systems Inc	Software AG Systems Inc	$242.0	0.75x	4.5x	3.7x	18.5%	33.3%	(9.9%)
5/3/99	Amerihost Properties Inc	Amerihost Properties Inc	$24.3	1.29x	36.5x	np	16.4%	18.5%	23.1%
5/3/99	Limited Inc	Limited Inc	$10,704.0	1.15x	4.6x	4.lx	14.3%	19.1%	26.8%
5/11/99	Conectiv Inc	Conectiv Inc	$2,563.2	1.69x	13.4x	8.0x	9.4%	8.5%	28.3%
5/12/99	Frontier Adjusters of America	Frontier Adjusters of America	$13.4	np	np	np	5.5%	5.5%	13.2%
5/26/99	Utah Medical Products Inc	Utah Medical Products Inc	$62.4	2.25x	9.1x	7.0x	13.3%	29.3%	28.0%
6/10/99	MGM Grand Inc	MGM Grand Inc	$3.089.5	4.78x	26.6x	17.2x	20.9%	17.7%	2.2%
6/11/99	GBC Bancorp, Los Angeles, CA	GBC Bancorp, Los Angeles, CA	$293.2	12.37x	37.3x	37.7x	22.2%	25.7%	27.5%
6/16/99	Cendant Corp	Cendant Corp	$17,499.2	4.88x	88.2x	26.8x	13.9%	18.4%	19.2%
6/16/99	Winston Resources Inc	Winston Resources Inc	$15.0	np	np	np	60.9%	27.6%	19.4%
7/12/99	Data-TRAK International Inc	Data-TRAK International Inc	$38.6	2.35x	nm	nm	12.9%.	15.7%	32.4%
7/14/99	EI du Pont de Nemours and Co	EI du Pont de Nemours and Co	$92,094.7	3.98x	32.7x	21.2x	10.6%	15.5%	14.6%
7/26/99	Gartner Group Inc	Gartner Group Inc	$2,271.1	2.88x	12.9x	11.0x	(1.1%)	6.4%	9.8%
7/28/99	UGI Corp	UGI Corp	$825.3	l.25x	9.8x	6.4x	24.2%	22.4%	28.8%
7/29/99	Concord Fabrics Inc	Concord Fabrics Inc	$18.0	0.32x	9.lx	5.7x	40.0%	35.5%	34.0%
8/12/99	United Capital Corp	United Capital Corp	$87.7	1.94x	8.lx	5.5x	17.7%	16.7%	19.7%
8/26/99	Garden Ridge Corp	Garden Ridge Corp	$127.1	0.25x	6.2x	3.7x	17.9%	17.9%	15.5%
8/31/99	First Commonwealth Financial	First Commonwealth Financial	$805.4	14.19x	82.3x	7l.4x	17.9%	11.2%	13.4%
8/31/99	First Southern Bancshares Inc	First Southern Bancshares Inc	$22.2	9.05x	63.5x	51.0x	5.9%	14.9%	16.1%
9/17/99	Preferred Employers Holdings	Preferred Employers Holdings	$26.2	0.49x	7.8x	3.0x	81.8%	73.9%	66.7%
9/27/99	G&L Realty Corporation	G&L Realty Corporation	$41.3	5.70x	14.9x	10.4x	5.0%	0.6%	1.2%
10/1/99	Oshkosh B Gosh Inc	Oshkosh B Gosh Inc	$294.5	0.64x	5.2x	4.6x	31.5%	44.2%	29.7%
10/13/99	SCPIE Holdings Inc	SCPIE Holdings Inc	$433.8	2.04x	8.7x	7.7x	17.2%	18.6%	17.9%
10/20/99	Variflex Inc	Variflex Inc	$36.8	0.8lx	nm	nm	13.0%	16.9%	8.6%
11/8/99	Washington Post Co	Washington Post Co	$5,785.9	2.81x	16.4x	11.5x	7.8%	8.0%	11.9%
11/12/99	TB Wood’s Corp	TB Wood’s Corp	$52.9	0.68x	6.8x	5.1x	(3.4%)	(2.0%)	(4.0%)
11/15/99	VICORP Restaurants Inc	VICORP Restaurants Inc	$168.0	0.49x	9.6x	4.7x	13.4%	15.2%	20.2%
11/16/99	Atrion Corp	Atrion Corp	$29.3	0.73x	13.8x	5.6x	17.1%	29.7%	33.3%
11/19/99	First Merchants, Muncie, IN	First Merchants, Muncie, IN	$337.4	13.91x	54.9x	49.9x	(3.5%)	21.7%	27.3%
12/7/99	International Game Technology	International Game Technology	$1,834.5	2.58x	20.6x	14.2x	19.6%	16.7%	9.5%
12/9/99	Capstead Mortgage Corporation	Capstead Mortgage Corporation	$261.9	11.64x	9.5x	11.4x	21.3%	17.4%	10.3%
12/21/99	Giant Industries Inc	Giant Industries Inc	$93.9	0.44x	8.2x	4.6x	28.6%	22.0%	2.1%
12/28/99	Riviera Holdings Corp	Riviera Holdings Corp	$38.0	1.29x	16.7x	7.9x	44.6%	39.5%	46.3%
1/5/00	Exco Resources Inc	Exco Resources Inc	$56.8	8.43x	67.7x	22.6x	21.4%	17.2%	41.7%
1/11/00	J W Genesis Financial Corp	J W Genesis Financial Corp	$164.1	0.57x	2.4x	2.3x	12.2%	14.8%	76.5%
1/13/00	Bank Atlantic Bancorp	Bank Atlantic Bancorp	$189.2	6.78x	71.0x	54.7x	26.3%	25.5%	21.5%
1/26/00	Sempra Energy	Sempra Energy	$4,807.0	l.35x	10.2x	4.6x	15.9%	15.9%	13.5%
2/1/00	General Motors Corp	General Motors Corp	$59,370.6	l.08x	19.2x	11.1x	19.0%	23.0%	33.8%

Self-Tender Transactions

SELF TENDER TRANSACTION LIST (CONTINUED)

							Premium to Pre-Announ. Stock Price
Date Announced	Target Name	Acquiror Name	Equity Value ($mil)	EV/ Revenue	EV/ EBIT	EV/ EBITDA	1 day	1 week	1 month
2/1/00	Hemlock Federal Financial Corp	Hemlock Federal Financial Corp	$25.5	12.l7x	66.8x	55.3x	4.8%	4.4%	4.8%
2/3/00	Telesoft Corp	Telesoft Corp	$26.9	0.87x	17.3x	np	52.6%	52.6%	70.6%
2/4/00	DPL Inc	DPL Inc	$3,648.5	3.71x	12.3x	np	6.1%	22.7%	30.0%
2/4/00	UPS	UPS	$65,687.4	2.71x	21.7x	16.0x	4.1%	(7.6%)	(9.6%)
2/14/00	K-Tron International Inc	K-Tron International Inc	$53.4	0.70x	6.9x	5.0x	27.4%	26.3%	27.4%
2/22/00	Ugly Duckling Corp	Ugly Duckling Corp	$152.9	1.18x	nm	nm	51.7%	30.4%	44.3%
2/25/00	Escalade Inc	Escalade Inc	$53.0	0.78x	5.4x	4.4x	9.1%	10.8%	63.6%
2/25/00	Hasbro Inc	Hasbro Inc	$3,353.3	1.15x	10.4x	7.0x	19.0%	12.2%	11.3%
3/1/00	PS Financial Inc, Chicago, IL	PS Financial Inc, Chicago, IL	$24.5	10.47x	36.7x	36.3x	25.4%	28.9%	24.7%
3/8/00	Payless ShoeSource Inc	Payless ShoeSource Inc	$1,605.7	0.57x	6.8x	4.7x	27.0%	30.3%	25.3%
3/13/00	Shaw Industries Inc	Shaw Industries Inc	$2,134.4	0.71x	8.2x	6.5x	37.0%	29.2%	32.6%
3/16/00	Chicago Rivet & Machine Co	Chicago Rivet & Machine Co	$26.5	0.58x	5.8x	4.3x	21.1%	16.5%	NA
3/21/00	Rocky Mountain Chocolate Inc	Rocky Mountain Chocolate Inc	$16.3	0.86x	19.0x	7.9x	66.7%	46.0%	25.0%
3/21/00	Sylvan learning Systems Inc	Sylvan learning Systems Inc	$777.5	1.60x	10.3x	7.0x	2.5%	0.8%	17.9%
4/17/00	Green Mountain Coffee Inc	Green Mountain Coffee Inc	$53.7	0.80x	9.5x	6.5x	11.3%	(3.0%)	33.3%
5/1/00	Drew Industries Inc	Drew Industries Inc	$90.4	0.41x	4.1x	3.3x	13.3%	16.4%	14.3%
5/2/00	AMREP Corp	AMREP Corp	$50.7	0.73x	21l.7x	18.8x	38.3%	38.3%	23.1%
6/6/00	Tremont Advisors Inc	Tremont Advisors Inc	$80.7	4.02x	18.1x	15.3x	18.0%	18.0%	24.3%
7/31/00	Big Dog Holdings Inc	Big Dog Holdings Inc	$74.9	0.63x	8.5x	5.7x	35.1%	42.9%	47.1%
8/10/00	Sylvan Learning Systems Inc	Sylvan Learning Systems Inc	$628.7	0.84x	9.3x	4.4x	10.1%	13.7%	21.2%
8/15/00	Resource America Inc	Resource America Inc	$220.3	3.00x	8.1x	6.9x	7.5%	17.6%	28.3%
8/29/00	Elder-Beerman Stores Corp	Elder-Beerman Stores Corp	$74.4	0.32x	9.0x	5.5x	53.9%	48.2%	11.1%
9/25/00	FBL Financial Group Inc	FBL Financial Group Inc	$620.2	1.66x	8.0x	6.9x	31.7%	34.5%	42.9%
10/3/00	JLK Direct Distribution Inc	JLK Direct Distribution Inc	$214.5	0.42x	6.3x	5.0x	1.5%	1.5%	30.8%
10/11/00	BT Financial Corp, Johnstown, PA	BT Financial Corp, Johnstown, PA	$325.3	12.86x	67.1x	55.8x	9.9%	8.3%	9.1%
10/31/00	Citizens First Financial Corp	Citizens First Financial Corp	$31.3	11.76x	89.3x	72.3x	14.3%	15.8%	11.8%
11/3/00	Designs Inc	Designs Inc	$39.4	0.30x	nm	83.1x	5.3%	9.6%	21.2%
11/6/00	kforce.com Inc	kforce.com Inc	$233.2	0.30x	nm	nm	23.1%	39.7%	81.4%
12/9/00	Grubb & Ellis Co	Grubb & Ellis Co	$139.2	0.28x	4.4x	3.1x	27.3%	51.4%	19.2%
12/15/00	Edgewater Technology Inc	Edgewater Technology Inc	$229.2	0.19x	6.8x	4.5x	45.5%	42.2%	58.0%
12/20/00	Supreme Industries Inc	Supreme Industries Inc	$33.3	0.27x	5.4x	4.1x	20.0%	4.4%	(14.3%)
12/22/00	AT&T Corp	AT&T Corp	$80,294.2	2.17x	11.2x	6.6x	25.4%	1.9%	10.8%
1/18/01	Lindal Cedar Homes Inc	Lindal Cedar Homes Inc	$18.8	0.22x	10.5x	4.3x	82.0%	69.3%	117.3%
1/24/01	Sara Lee Corp	Sara Lee Corp	$24,772.4	1.40x	14.6x	11.3x	22.9%	30.4%	13.8%
2/12/01	ARTIST direct Inc	ARTIST direct Inc	$56.7	0.71x	nm	nm	140.0%	128.6%	100.0%
2/12/01	Republic Bancorp Inc, Kentucky	Republic Bancorp Inc, Kentucky	$144.7	9.66x	64.0x	52.7x	35.6%	35.6%	53.9%
2/16/01	Capstead Mortgage Corporation	Capstead Mortgage Corporation	$335.0	16.41x	16.7x	16.1x	3.8%	9.8%	6.0%
2/16/01	Document Sciences Corp	Document Sciences Corp	$21.7	0.14x	nm	10.2x	18.5%	36.2%	68.4%

Self-Tender Transactions

SELF TENDER TRANSACTION LIST (CONTINUED)

							Premium to Pre-Announ. Stock Price
Date Announced	Target Name	Acquiror Name	Equity Value ($mil)	EV/ Revenue	EV/EBIT	EV/ EBITDA	1 day	1 week	1 month
3/8/01	Rohn Industries Inc	Rohn Industries Inc	$217.9	0.97x	7.6x	6.6x	9.1%	17.9%	3.1%
3/13/01	Cornerstone Realty Income Tr	Cornerstone Realty Income Tr	$1,093.1	9.58x	21.2x	14.3x	117.0%	106.2%	114.6%
3/19/01	Security Capital Group Inc	Security Capital Group Inc	$1,118.7	3.74x	5.6x	np	3.5%	1.5%	(1.4%)
3/22/01	Price Enterprises Inc	Price Enterprises Inc	$93.2	8.36x	14.2x	11.5x	21.7%	36.6%	33.3%
4/3/01	Jerry’s Famous Deli Inc	Jerry’s Famous Deli Inc	$24.8	0.50x	10.5x	5.0x	41.3%	46.2%	41.3%
4/3/01	PW Eagle Inc	PW Eagle Inc	$72.7	0.53x	5.8x	4.4x	27.4%	24.1%	19.0%
4/3/01	Quipp Inc	Quipp Inc	$43.6	0.78x	4.0x	3.8x	5.8%	5.8%	(2.1%)
4/4/01	Team Inc	Team Inc	$23.5	0.54x	7.9x	5.0x	25.5%	4.2%	NA
6/1/01	Intelligent Systems Corp	Intelligent Systems Corp	$29.5	4.60x	np	np	15.4%	23.8%	37.4%
6/28/01	TB Wood’s Corp	TB Wood’s Corp	$59.4	0.71x	np	np	27.9%	35.3%	37.5%
6/28/01	Todd Shipyards Corp	Todd Shipyards Corp	$77.2	0.16x	np	np	9.3%	7.1%	5.8%
7/2/01	Fashionmall.com	Fashionmall.com	$18.0	nm	nm	np	25.0%	23.2%	22.6%
7/16/01	Independence Holding Co	Independence Holding Co	$132.0	0.97x	np	np	11.7%	11.7%	12.0%
7/17/01	FVNB Corp, Victoria, Texas	FVNB Corp, Victoria, Texas	$106.8	11.16x	53.2x	41.6x	8.4%	8.4%	7.8%
8/7/01	Jardine Fleming India Fund Inc	Jardine Fleming India Fund Inc	$55.5	np	np	np	13.3%	15.0%	13.5%
8/7/01	Wolohan Lumber Co	Wolohan Lumber Co	$49.6	0.16x	8.4x	3.5x	10.3%	22.5%	51.5%
8/15/01	Capitol Federal Finl. Topeka, KS	Capitol Federal Finl. Topeka, KS	$1,607.8	14.46x	70.3x	np	8.8%	9.7%	7.4%
8/27/01	Aptimus Inc	Aptimus Inc	$6.0	nm	nm	nm	92.0%	100.0%	92.0%
9/6/01	LTC Properties Inc	LTC Properties Inc	$143.0	6.90x	np	np	26.4%	26.4%	20.6%
11/21/01	First Year Inc	First Year Inc	$116.2	0.70x	7.8x	6.6x	22.8%	15.6%	25.0%
12/17/01	Maritrans Inc	Maritrans Inc	$116.8	1.18x	8.5x	4.2x	(1.3%)	19.8%	20.4%
12/18/01	Preserver Group Inc	Preserver Group Inc	$16.5	0.24x	10.7x	6.5x	46.2%	45.7%	29.2%
12/20/01	Acadia Realty Trust	Acadia Realty Trust	$172.1	4.04x	np	np	(3.4%)	(1.0%)	(3.8%)
12/31/01	Morgan Stanley Asia Pacific	Morgan Stanley Asia Pacific	$433.7	np	np	np	36.7%	36.9%	41.1%
1/10/02	Paris Corp	Paris Corp	$14.7	0.18x	4.6x	3.6x	34.3%	51.0%	56.3%
1/22/02	Rottlund Co Inc	Rottlund Co Inc	$53.6	0.37x	5.9x	5.5x	18.1%	27.1%	32.8%
1/31/02	HCB Bancshares Inc	HCB Bancshares Inc	$28.5	13.14x	1854.1x	319.5x	3.9%	6.1%	16.8%
2/7/02	Summit Bank Corp, Atlanta, GA	Summit Bank Corp, Atlanta, GA	$32.9	12.34x	86.7x	63.4x	18.1%	17.2%	21.0%
2/19/02	Mexico Equity & Income Fund	Mexico Equity & Income Fund	$96.1	np	np	np	10.2%	9.2%	16.1%
3/15/02	DaVita Inc	DaVita Inc	$2,028.5	1.70x	8.8x	6.6x	4.7%	9.4%	(0.5%)
3/27/02	S&K Famous Brands	S&K Famous Brands	$44.5	0.33x	7.7x	np	18.3%	22.1%	36.7%
4/18/02	Westminster Capital Inc	Westminster Capital Inc	$22.8	0.68x	nm	np	40.0%	50.5%	51.4%
4/24/02	Thousand Trails Inc	Thousand Trails Inc	$65.1	0.73x	14.5x	12.4x	3.8%	2.6%	(8.6%)
5/9/02	Lone Star Steakhouse & Saloon	Lone Star Steakhouse & Saloon	$514.1	0.72x	25.2x	8.8x	5.7%	9.3%	6.1%
5/31/02	Hawaiian Airlines(Airline inv)	Hawaiian Airlines(Airline inv)	$143.1	0.07x	nm	nm	30.8%	32.0%	41.2%
6/11/02	Templeton Dragon Fund Inc	Templeton Dragon Fund Inc	$460.6	np	np	np	2.5%	(0.7%)	5.7%
6/13/02	iDine Rewards Network Inc	iDine Rewards Network Inc	$166.7	0.73x	22.6x	16.5x	14.2%	13.0%	(4.8%)
6/24/02	Bogen Commun Intl(Geotek)	Bogen Commun Intl(Geotek)	$36.4	0.49x	19.3x	6.9x	32.0%	31.6%	27.4%
7/18/02	Netro Corp	Netro Corp	$214.0	1.16x	nm	nm	40.6%	57.7%	52.8%

Self-Tender Transactions

SELF TENDER TRANSACTION LIST (CONTINUED)

							Premium to Pre-Announ. Stock Price
Date Announced	Target Name	Acquiror Name	Equity Value ($mil)	EV/ Revenue	EV/ EBIT	EV/ EBITDA	1 day	1 week	1 month
7/29/02	Auteo Media Inc	Auteo Media Inc	$1.0	0.51x	nm	nm
8/2/02	Energizer Holdings Inc	Energizer Holdings Inc	$2,629.8	1.56x	10.0x	np	3.5%	16.9%	7.5%
8/20/02	Vermont Teddy Bear Co Inc	Vermont Teddy Bear Co Inc	$24.0	0.47x	4.3x	3.6x	32.1%	25.5%	1.7%
9/19/02	Dress Barn Inc	Dress Barn Inc	$547.6	0.43x	5.7x	4.1x	32.9%	34.5%	2.5%
10/1/02	Utah Medical Products Inc	Utah Medical Products Inc	$83.8	3.00x	8.0x	7.1x	6.1%	2.0%	17.3%
10/18/02	Green Mountain Power Corp	Green Mountain Power Corp	$114.3	0.74x	9.6x	5.3x	23.7%	24.2%	12.9%
10/28/02	Keynote Systems Inc	Keynote Systems Inc	$216.5	nm	nm	nm	17.0%	17.8%	22.1%
11/11/02	Ralcorp Holdings Inc	Ralcorp Holdings Inc	$720.6	0.68x	9.5x	6.8x	18.2%	8.8%	17.2%
11/21/02	California Independent Bancorp	California Independent Bancorp	$55.7	15.56x	134.8x	98.7x	24.6%	22.3%	19.9%
11/26/02	United States Exploration Inc	United States Exploration Inc	$28.3	3.24x	11.3x	np	7.1%	20.0%	24.0%
1/30/03	German American Bancorp, IN	German American Bancorp, IN	$229.2	15.27x	93.5x	79.2x	28.6%	28.1%	26.5%
1/31/03	BayCorp Holdings Ltd	BayCorp Holdings Ltd	$125.6	nm	nm	nm	0.3%	0.4%	0.8%
2/3/03	Brown-Forman Corp	Brown-Forman Corp	$4,833.9	2.48x	13.7x	11.9x	8.9%	9.1%	4.5%
2/5/03	Cap Rock Energy Corp	Cap Rock Energy Corp	$13.0	np	np	np	(8.7%)	(10.7%)	(13.4%)
2/21/03	Coast Dental Services Inc	Coast Dental Services Inc	$9.4	0.12x	nm	1.9x	38.5%	50.0%	58.5%
2/28/03	WorldPort Communications Inc	WorldPort Communications Inc	$19.5	nm	nm	nm	22.0%	19.1%	(2.0%)
3/18/03	Atrion Corp	Atrion Corp	$39.2	0.83x	8.5x	4.8x	1.6%	2.5%	26.7%
3/20/03	QAD Inc	QAD Inc	$182.1	0.73x	150.6x	12.3x	23.5%	40.0%	32.2%
4/1/03	Chester Bancorp Inc, Chester, IL	Chester Bancorp Inc, Chester, IL	$19.7	21.22x	107.8x	94.1x	4.8%	4.8%	4.8%
4/17/03	Templeton Dragon Fund Inc	Templeton Dragon Fund Inc	$442.4	np	np	np	7.6%	8.1%	7.8%
4/23/03	Apogent Technologies Inc	Apogent Technologies Inc	$1,841.0	np	np	np	10.3%	13.6%	15.1%

		High	$92,095	64.77x	1854.1x	2689.0x	140.0%	128.6%	117.3%
		Low	$1	0.07x	0.9x	0.8x	(93.4%)	(93.3%)	(90.0%)
		Median	$131	0.97x	11.2x	7.2x	18.1%	18.4%	20.4%
		Mean	$2,631	3.36x	37.9x	36.6x	21.2%	22.3%	23.5%

NM = Not Meaningful

NA = Not Available

Appendices

Company Background

Valuation Support

Acquisition of Minority Interest Summary

Going Private Study Summary

Self-Tender Transactions

Tier 1 - Small Diversified IT Services Companies

Tier 2 - Large Diversified IT Services Companies

Tier 1 – Small Diversified IT Services Companies

AMERICAN MANAGEMENT SYSTEMS (AMSY)

American Management Systems, Inc. (AMSY) provides business consulting, IT solutions and outsourcing services designed to help customers improve their business performance through the intelligent use of information technology, including system integration, streamline processing, procurement systems, billing, credit risk and collection, and real time enterprise integration. AMSY focuses on clients in specific industries, or target markets. The company’s five target markets are federal government agencies (35% of 2002 revenues, up from 29% in 2001), communications, media and entertainment (19%, 27%), financial services institutions (12%, 14%), state and local governments and education (28%, 25%), and other corporate clients (6%, 5%).

Tier 1 – Small Diversified IT Services Companies

ANALYSTS INTERNATIONAL CORP. (ANLY)

Analysts International Corp. (ANLY) is a highly diversified information technology consulting and services firm, offering its clients a full range of information technology consulting and software services offerings sometimes referred to in the industry as “solutions” or “projects.” Traditionally, its services are primarily in the areas of custom software application development, traditional supplemental IT staffing, or project management. The company also provided its clients with single source staffing (or vendor management services) of programmers and other software professionals through its Managed Services Group (MSG), applications development and legacy system maintenance services. Approximately 90% of ANLY’s revenues are from services provided to its existing customer base, which primarily consists of Fortune 500 companies.

Tier 1 – Small Diversified IT Services Companies

CDI CORP (CDI)

CDI Corp. (CDI) is a professional services and outsourcing company with core competencies in engineering and information technology staffing, permanent placement and specialized staffing. In January 2002, CDI reorganized its business along four operating segments: Professional Services, Project Management, Management Recruiters International (MRI) and Todays Staffing. Professional Services (53.2% of 2002 revenues) offers information technology, engineering and technical staffing to customers in the financial services, pharmaceutical, information services and government markets. Project Management (26.6%) and outsourcing services are provided to customers desiring to outsource entire projects or functions that are essential though not necessarily core to the customers’ business, usually in high technology and capital intensive markets. MRI (7.3%) provides permanent placement services to large and small employers across all industries through a global network of 1,145 franchised and 13 company-owned offices. Todays Staffing (12.9%) provides temporary clerical, secretarial, office support, legal, and finance professionals, generally on a contract or project basis.

Tier 1 – Small Diversified IT Services Companies

COMPUTER HORIZONS CORP (CHRZ)

Computer Horizons Corp. (CHRZ) provides a range of information technology services and solutions to major corporations. The company offers its clients value added services, e-business solutions, human resource e-procurement solutions, enterprise network management, software products, outsourcing, customer relationship management and knowledge transfer. The company is organized into three divisions: IT Services, Solutions and Chimes. The IT Services Group provides software professionals to augment the internal information management staffs of major corporations. The Solutions Group (including CHC Healthcare Solutions and CHRZ’s training/education practice) is an e-Business Solutions provider, designed to enable enterprises to build business-critical and highly scalable solutions. The Chimes group, through Chimes, Inc., a wholly-owned subsidiary of CHRZ, provides workforce procurement and management services to Global 2000 companies.

Tier 1 – Small Diversified IT Services Companies

COMPUTER TASK GROUP, INC. (CTG)

Computer Task Group, Inc. (CTG) provides information technology (IT) professional services serving customers through an international network of offices in North America and Europe. The services provided typically encompass the IT business solution life cycle, including phases for planning, developing, implementing, managing, and maintaining the IT solution. A typical customer is an organization with large, complex information and data processing requirements. CTG’s services are comprised of IT staffing, application management outsourcing (AMO), and IT solutions. The company’s staffing segment recruits, retains, and manages IT talent for its clients. In an AMO project a client outsources the management of some or all of its applications. CTG’s services in the IT solutions segment range from helping clients assess their business needs and identifying the right IT solutions to meet them, to the delivery of services that include the selection and implementation of packaged software and the design, construction, testing, and integration of new systems.

Tier 1 – Small Diversified IT Services Companies

COVANSYS CORP (CVNS)

Headquartered in Michigan, Covansys Corp. (CVNS) is a global consulting and technology services company specializing in industry-specific solutions, strategic outsourcing and integration services. CVNS’ IT services includes: Application Maintenance and Development Outsourcing; Custom Application Development; Web-to-Enterprise Integration and traditional e-business services; Packaged Software Implementation; Upgrades and Enhancements; Data Warehousing; and Document Management. CVNS has more than 20 locations as of Dec. 31, 2002, placed geographically throughout North America, India and Asia, in addition to other international locations. The company had revenues in 2002 of $383.1 million. The company offers flexible project delivery capabilities by providing clients a choice among any combination of the following options: onsite at the client facility; offsite at one of the company’s development facilities in North America; or offshore at one of the company’s development facilities in India. Some clients included Lands’ End, Inc., Ford Motor Company, General Motors Corporation, Bank One Corporation, Lucent Technologies, Inc., Sprint Corporation and the State of California, amongst others.

Tier 1 – Small Diversified IT Services Companies

KEANE (KEA)

Keane, Inc. (KEA) is a provider of information technology (IT) and business consulting services. KEA offers a range of services designed to help clients plan, build, manage and rationalize their application software. Specifically, KEA focuses on three service offerings: Business Consulting; Application Development &. Integration (AD&I); and Applications Outsourcing. KEA has branch offices in North America and the U.K., and Advanced Development Centers in the U.S., Canada and India. The company also provides a line of healthcare information systems and related IT consulting and IT integration services for healthcare organizations. KEA provides its business consulting services through Keane Consulting Group (KCG), the company’s business and management consulting arm. KEA’s AD&I projects focus on solutions for Enterprise Application Integration, supply chain and customer service problems. KEA’s Applications Outsourcing service helps clients manage existing business systems.

Tier 1 – Small Diversified IT Services Companies

MAXIMUS (MMS)

Maximus, Inc. (MMS) provides program management, consulting services and systems solutions primarily to state and local government agencies throughout the United States, including program planning, quality assurance, cost allocation, and humans services outsourcing. The company uses its expertise, experience and advanced information technology to make government operations more efficient and cost-effective while improving the quality of services provided to program beneficiaries. MMS has had contracts with government agencies in all 50 states. For FY 02 (Sept.), MMS had revenue of $518.7 million and net income of $40.3 million. MMS conducts operations through four business segments: consulting group, health services group, human services group and systems group.

Tier 1 – Small Diversified IT Services Companies

TIER TECHNOLOGIES (TIER)

Tier Technologies, Inc. (TIER) is a vertically focused provider of end-to-end business solutions to public sector, national and multinational clients. TIER provides its business solutions through four primary delivery offerings: systems design and integration, transaction processing, business process reengineering, and business process outsourcing. In FY 02, systems design and integration services accounted for 41.7% of net revenue and transaction processing services accounted for 35.9%. TIER’s suite of business process reengineering services (14.9%) is designed to help senior management improve the effectiveness of corporate strategy, process and operations. Business process outsourcing services (1.5%) provides clients with professional personnel who have the requisite technological expertise and project management skills to allow the clients to outsource their information technology functions and responsibility for large project oversight on internal systems projects.

Appendices

Company Background

Valuation Support

Acquisition of Minority Interest Summary

Going Private Study Summary

Self-Tender Transactions

Tier 1 - Small Diversified IT Services Companies

Tier 2 - Large Diversified IT Services Companies

Tier 2 - Large Diversified IT Services Companies

AFFILIATED COMPUTER SERVICES (ACS)

Affiliated Computer Services, Inc. (ACS), a global company based in Dallas, TX that, delivers comprehensive business process outsourcing and information technology outsourcing solutions, as well as system integration services, to commercial clients, state and local government clients, and federal government clients. Approximately 90% and 89% of the company’s revenues for FYs 02 (June) and 01, respectively, were recurring, which are revenues derived from services that clients use each year in connection with their ongoing businesses. During FY 02, ACS acquired eight companies, the most significant of which were the acquisitions of Lockheed Martin IMS Corp. in August 2001 for $825 million plus transaction costs and AFSA Data Corp., a subsidiary of FleetBoston Financial Corp., for apx. $410 million plus related transaction costs, in June 2002.

Tier 2 - Large Diversified IT Services Companies

COMPUTER SCIENCES CORP (CSC)

Computer Sciences Corp. (CSC) offers an array of professional services to clients in the global commercial and government markets and specializes in the application of advanced and complex information technology (I/T) to achieve its customers’ strategic objectives. Service offerings include I/T and business process outsourcing, systems integration and consulting/professional services. Outsourcing involves operating all or a portion of a customer’s technology infrastructure, including systems analysis, applications development, network operations, desktop computing management of a client’s noncore business functions, such as claims processing, credit checking, logistics or customer call centers. Consulting/professional services include advising clients on the strategic acquisition and utilization of I/T and on business strategy, security, modeling, and simulation. During FY 03, CSC announced awards valued at apx. $7.7 billion, including $5 billion with commercial entities and $2.7 billion with the U.S. government.

Tier 2 – Large Diversified IT Services Companies

ELECTRONIC DATA SYSTEMS CORP (EDS)

Electronic Data Systems Corp. (EDS) provides professional information technology (IT) services. EDS provides strategies, solutions, services and products to help its clients manage the business and technology complexities of the digital economy. Following a reorganization in April 2002, EDS operates through four lines of business: Operations Solutions; Solutions Consulting; A.T. Kearney; and Product Lifecycle Management Solutions. The company’s eight global industry groups (Communications, Consumer Industries and Retail, Energy, Financial Services, Government, Health Care, Manufacturing, and Transportation) work with each of its lines of business and client executive teams to effectively position the company within its target markets.

Tier 2 – Large Diversified IT Services Companies

PEROT SYSTEMS CORP. (PER)

Perot Systems Corp. (PER) is a worldwide provider of information technology (IT) services and business solutions to a broad range of customers. The company offers its customers integrated solutions designed around their specific business objectives, chosen from a breadth of services, including technology outsourcing, business process outsourcing, development and integration of systems and applications, and business and technology consulting services. IT Outsourcing Services include multi-year contracts in which PER assumes operational responsibility for various aspects of its customers’ businesses, including application systems, technology infrastructure, and some back office functions. Business Process Services include claims processing, revenue cycle management, travel agent commission settlement, and engineering services, which PER offers on a stand-alone basis. Consulting Services include management consulting, IT strategy, business process design, and system implementation services, which PER offers to customers typically on a short-term basis. PER offers these services under three primary lines of business: IT Solutions, Government Services and Consulting.